UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.           )

________________________________________________

Filed by the Registrant	⌧
Filed by a Party other than the Registrant	◻

Check the appropriate box:

⌧	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to § 240.14a-12

Bicycle Therapeutics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

⌧ ◻	No fee required. Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY – SUBJECT TO COMPLETION

Bicycle Therapeutics plc

Blocks A & B, Portway Building,

Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom

(Incorporated and Registered in England and Wales with Registered Company No. 11036004)

April , 2026

Dear Shareholder:

We are pleased to provide details of the 2026 Annual General Meeting (the “AGM”) of Bicycle Therapeutics plc to be held on Wednesday, June 17, 2026, at 2:00 p.m. London time (9:00 a.m. Eastern Daylight Time), at our principal executive offices, located at Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom.

Details regarding the business to be conducted at the AGM, and admission to the AGM, are described in the accompanying Notice of Annual Meeting of Shareholders and proxy statement.

Your vote is important. We hope you will vote as soon as possible. You may vote through any of the means described in the accompanying proxy statement or, if you are a holder of our American Depositary Shares, the ADS proxy card provided to you. Please carefully review the instructions on each of your voting options described in this proxy statement, the notice and, if applicable, the voting instructions.

Thank you for your ongoing support of and continued interest in Bicycle Therapeutics plc. We look forward to receiving your vote in respect of the business to be conducted at the AGM.

Yours sincerely,

Felix J. Baker

Chairman

Bicycle Therapeutics plc
Blocks A & B, Portway Building
Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom
(Incorporated and Registered in England and Wales with Registered Company No. 11036004)

NOTICE OF 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 17, 2026

NOTICE is hereby given that the 2026 Annual General Meeting (the “AGM”) of Bicycle Therapeutics plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company,” “we,” “us” and “our”), will be held on Wednesday, June 17, 2026, at 2:00 p.m. London time (9:00 a.m. Eastern Daylight Time), at our principal executive offices, located at Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom, for transaction of the following business:

Ordinary Resolutions

1.	To re-elect as a director Felix Baker, who retires in accordance with the Articles of Association.
2.	To re-elect as a director Hervé Hoppenot, who retires in accordance with the Articles of Association.
3.	To approve, on advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
4.	To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our independent registered public accounting firm for the year ending December 31, 2026.
5.	To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders.
6.	To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2026.
7.	To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2025 (the “2025 U.K. Annual Report”).
8.	To approve our directors’ remuneration report for the year ended December 31, 2025 (the “directors’ remuneration report”), which is set forth as Annex A to the attached proxy statement (excluding the directors’ remuneration policy set out on pages A-3 to A-22 of the directors’ remuneration report and referenced in Proposal 9 below).
9.	To approve the directors’ remuneration policy, which is set forth on pages A-3 to A-22 of Annex A to the attached proxy statement, which will take effect immediately after the end of the AGM.

Please refer to the attached proxy statement for detailed information on each of the resolutions, which are set forth as proposals 1 through 9. We encourage you to read the proxy statement in its entirety before voting. Our Board of Directors has approved each proposal and recommends that shareholders entitled to vote at the AGM vote in favor of each of the proposals.

Proposals 1 through 9 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Voting on all proposals at the AGM will be conducted by way of a poll, rather than a show of hands.

The result of the shareholder votes on the ordinary resolutions in proposals 3, 7 and 8 regarding advisory approval of the executive compensation of our named executive officers, receipt and adoption of the 2025 U.K. Annual Report and approval of the directors’ remuneration report for the year ended December 31, 2025 (excluding the directors’ remuneration policy referenced in Proposal 9) will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these proposals.

Only those ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Monday, June 15, 2026 will be entitled to attend, speak and vote at the AGM. Ordinary shareholders attending the AGM will have the right to ask questions at the AGM in accordance with the Companies Act.

Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the AGM, please vote as soon as possible. Holders of ordinary shares entitled to attend and vote at the AGM are entitled to appoint a proxy (or, if they hold more than one ordinary share, proxies) to exercise all or any of their rights to attend, speak and vote at the AGM. Such proxy need not be one of our shareholders of record. Holders of our ordinary shares may vote by proxy either over the Internet or by returning a form of proxy in the envelope provided by no later than 2:00 p.m. London time (9:00 a.m. Eastern Daylight Time) on June 15, 2026. In addition, institutional investors may be able to appoint a proxy electronically via the Proxymity platform. You may revoke your proxy in the manner described in the accompanying proxy statement. Holders of our American Depositary Shares (“ADSs”) may vote by following the voting instructions in the attached proxy statement.

The results of the polls taken on the resolutions at the AGM and any other information required by the Companies Act will be made available on our website (https://investors.bicycletherapeutics.com) as soon as reasonably practicable following the AGM. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

BY ORDER OF THE BOARD	REGISTERED OFFICE

Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom
Jim Sutcliffe Company Secretary April , 2026
REGISTERED DETAILS

Registered in England and Wales No 11036004

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on June 17, 2026

The Notice of 2026 Annual General Meeting, the proxy statement, the Annual Report on Form 10-K, the 2025 U.K. Annual Report and form of proxy (collectively, the “Proxy Materials”) are available in the Investor section of our website at https://investors.bicycletherapeutics.com. Information included on our website, other than the Proxy Materials, is not part of our proxy soliciting materials.

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
RE-ELECTION OF DIRECTORS	9
PROPOSAL 1—RE-ELECTION OF FELIX BAKER TO THE BOARD OF DIRECTORS	10
PROPOSAL 2—RE-ELECTION OF HERVÉ HOPPENOT TO THE BOARD OF DIRECTORS	11
PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION	12
PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026	13
PROPOSAL 5—RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS	13
PROPOSAL 6—AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2026	13
PROPOSAL 7—RESOLUTION TO RECEIVE AND ADOPT OUR 2025 U.K. ANNUAL REPORT	16
PROPOSAL 8—APPROVAL OF OUR DIRECTORS’ REMUNERATION REPORT	17
PROPOSAL 9—APPROVAL OF THE DIRECTORS’ REMUNERATION POLICY	18
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	19
TRANSACTIONS WITH RELATED PERSONS	29
DIRECTOR REMUNERATION	31
EXECUTIVE OFFICERS OF THE COMPANY	35
EXECUTIVE COMPENSATION	37
PAY VERSUS PERFORMANCE	46
EQUITY COMPENSATION PLAN INFORMATION	50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	51
ADDITIONAL INFORMATION	54
ANNEX A – DIRECTORS’ REMUNERATION REPORT	A-1

BICYCLE THERAPEUTICS PLC

Blocks A & B, Portway Building, Granta Park,

Great Abington, Cambridge, CB21 6GS, United Kingdom

(Incorporated and Registered in England and Wales with Registered Company No. 11036004)

PROXY STATEMENT

FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 17, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors (the “Board”) of Bicycle Therapeutics plc is soliciting your proxy to vote at our annual general meeting of shareholders (the “AGM”). As used in this proxy statement, references to “we,” “us,” “our” and the “Company” refer to Bicycle Therapeutics plc.

The Notice of 2026 Annual General Meeting, this proxy statement, the form of proxy, our U.K. statutory annual accounts and reports for the year ended December 31, 2025 (“2025 U.K. Annual Report”) and our annual report on Form 10-K for the year ended December 31, 2025 (the “Annual Report on Form 10-K,” and collectively with the Notice of 2026 Annual General Meeting, this proxy statement, the 2025 U.K. Annual Report and the form of proxy, “Proxy Materials”), will be made available to our ordinary shareholders of record for the first time on or about April 22, 2026.

While this proxy statement is made available to our ordinary shareholders of record, this document will also be sent to holders of American Depositary Shares (“ADSs”) for the first time on or about April 22, 2026, and contains information relevant to holders of ADSs. In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with copies of the Proxy Materials so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

When is the AGM?

The meeting will be held on Wednesday, June 17, 2026, at 2:00 p.m. London time (9:00 a.m. Eastern Daylight Time), at our principal executive offices, located at Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom.

Why am I receiving these materials?

We have made available the Proxy Materials to you because you are (i) an ordinary shareholder of record or (ii) an ADS holder of record, respectively, and our Board is soliciting your proxy to vote at the AGM, including at any adjournments or postponements thereof. Information on how to attend and vote in person at the AGM is discussed below. However, you do not need to attend the AGM to vote your shares.

You may vote by proxy over the internet or by mail, and your vote will be cast on your behalf at the AGM. In addition, if you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform. To submit your proxy, simply follow the instructions in this proxy statement. All proxies, however submitted, must be lodged with our registrar, Computershare Investor Services PLC (“Computershare”), by no later than 2:00 p.m. London time (9:00 a.m. Eastern Daylight Time) on Monday, June 15, 2026.

Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K, the 2025 U.K. Annual Report and an ADS proxy card, will be mailed on or about April 22, 2026 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register at 5:00 p.m. Eastern Daylight Time on April 20, 2026 (the record date for ADS holders).

Who can vote at the AGM?

Ordinary shareholders of record

Only ordinary shareholders of record registered in the register of members at 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Monday, June 15, 2026 will be entitled to vote at the AGM. As of [ ], 2026 (being the last practicable date before the circulation of this proxy statement), there were [ ] ordinary shares issued and outstanding and entitled to vote. If you are an ordinary shareholder of record, you may vote at the AGM or by proxy. We encourage you to vote by proxy over the internet or by mail or, if applicable, via the Proxymity platform, as instructed below to ensure your vote is counted.

If, on or prior to June 15, 2026, you sell or transfer our ordinary shares that you currently hold, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Jim Sutcliffe, Company Secretary, to request a new form of proxy for their use.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on April 20, 2026, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, the Proxy Materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the AGM. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of non-voting ordinary shares

Holders of non-voting ordinary shares are not entitled to receive notice of, or to attend or vote at, the AGM in relation to the non-voting ordinary shares held by them. As of [ ], 2026 (being the last practicable date before the circulation of this proxy statement), there were [ ] non-voting ordinary shares outstanding. If, on or prior to 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Monday, June 15, 2026, your non-voting ordinary shares are re-designated into ordinary shares and you become an ordinary shareholder or beneficial owner of the ordinary shares, you will be entitled to attend and vote at the AGM in respect of such ordinary shares. Please see above for details.

Holders of ADSs

If you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register at 5:00 p.m. Eastern Daylight Time on April 20, 2026 (the record date for ADS holders), you are entitled to exercise your vote as a holder of an interest in our capital represented by ADSs. If you hold ADSs through a brokerage firm, bank or nominee on April 20, 2026, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by the depositary, Citibank, N.A., no later than 10:00 a.m. Eastern Daylight Time on Thursday, June 11, 2026. Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

What are the differences between ADS holders and ordinary shareholders?

Citibank, N.A., as depositary, executes and delivers ADSs on our behalf. We are requesting the depositary, which holds the ordinary shares underlying the ADSs, to seek ADS holders’ instructions as to voting for the AGM. As a result, ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs.

Because we have asked the depositary to seek the instructions of ADS holders, the depositary will notify ADS holders of the upcoming vote and arrange to deliver the Proxy Materials to them. The depositary then tries, as far as practicable, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that ADS holders will receive this proxy statement and the other proxy materials from the depositary in time to permit them to instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, ADS holders may not know about the meeting early enough to exchange their ADSs for ordinary shares.

ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in our register of members maintained by Computershare, our registrar, you are a shareholder of record and the Proxy Materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the Proxy Materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.

What are the requirements to approve each of the proposals?

You may cast your vote for or against proposals 1 through 9 or abstain from voting your shares on one or more of these proposals.

Proposals 1 through 9 will be proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who are entitled to vote and vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in proposals 3, 7 and 8 regarding advisory approval of the executive compensation of our named executive officers, receipt and adoption of the 2025 U.K. Annual Report and approval of the directors’ remuneration report for the year ended December 31, 2025 (excluding the directors’ remuneration policy referenced in Proposal 9) will not require our Board or any committee thereof to take any action. Our Board values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these proposals.

What are the voting recommendations of our Board regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the AGM, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	To re-elect Felix Baker as a director.	FOR
2	To re-elect Hervé Hoppenot as a director.	FOR
3	To approve, on advisory basis, the compensation of our named executive officers.	FOR
4

To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our independent registered public accounting firm for the year ending December 31, 2026.

FOR
5

To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders.

FOR
6	To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2026.	FOR
7	To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2025.	FOR
8

To approve our directors’ remuneration report for the year ended December 31, 2025, which is set forth as Annex A to this proxy statement (excluding the directors’ remuneration policy set out on pages A-3 to A-22 of the directors’ remuneration report and referenced in Proposal 9).

FOR
9	To approve the directors’ remuneration policy, which is set out on pages A-3 to A-22 of Annex A to this proxy statement.	FOR

What constitutes a quorum?

For the purposes of the AGM, a quorum will be present if two members entitled to vote, together holding at least one-third (33 1/3 percent) in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted, are present in person or by proxy or, in the case of a member which is a corporation, represented by a duly authorized officer, at the AGM.

If there is no quorum, the AGM will stand adjourned to another day (not being less than 10 clear days after the date of the original meeting), and at such time and place or places, with such means of attendance and participation as the Chairman (or, in default, the Board) may determine. If at such adjourned meeting, a quorum is not present within 15 minutes from the time appointed for the holding of the meeting, the meeting shall be dissolved.

How do I vote my shares?

You may vote “For” or “Against” or abstain from voting on the applicable proposal. The procedures for voting are as follows:

Ordinary shareholders of record

If you are an ordinary “shareholder of record,” you may vote at the AGM or by proxy. We encourage you to vote by proxy over the Internet or by mail or, if applicable, via the Proxymity platform, as instructed below to ensure your vote is counted. You may still attend the AGM and vote in person during the AGM even if you have already voted by proxy.

You may appoint more than one proxy in relation to the AGM (provided that each proxy is appointed to exercise the rights attached to a different ordinary share(s)). To appoint more than one proxy, you should contact our registrar, Computershare. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. We encourage all shareholders to appoint the Chairman of the AGM as their proxy.

You may vote using one of the following methods:

●	To vote on the internet, go to www.investorcentre.co.uk/eproxy to appoint a proxy electronically (see instructions on form of proxy).
●	To vote by mail, simply complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided.
●	If you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform, a process to which we have agreed and which has been approved by Computershare, our registrar. For further information regarding Proxymity, please go to www.proxymity.io. Before you can appoint a proxy via this process, you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy via the Proxymity platform.
●	To vote in person, come to the AGM and we will give you a poll card when you arrive.

All proxies (however submitted) must be lodged with Computershare, our registrar, by no later than 2:00 p.m. London time (9:00 a.m. Eastern Daylight Time) on June 15, 2026.

If you properly give instructions as to your proxy appointment by executing and returning a form of proxy, or by submitting your proxy online, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

Holders of non-voting ordinary shares

Holders of non-voting ordinary shares are not entitled to receive notice of, or to attend or vote at, the AGM in relation to the non-voting ordinary shares held by them.

Holders of ADSs

If you are a holder of ADSs, you should follow the directions on the ADS proxy card you received.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Daylight Time on Thursday, June 11, 2026. Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

Holders of ADSs are not entitled to attend and vote at the AGM in person.

How will my ordinary shares or ADSs be voted if I do not specify how they should be voted?

If you sign and send your form of proxy but do not indicate how you want your ordinary shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the AGM. As a reminder, we urge all shareholders to appoint the Chairman of the AGM as your proxy.

If a holder of ADSs does not submit an ADS proxy card to Citibank, N.A. by the deadline specified, the ADS holder shall be deemed to have instructed Citibank, N.A. to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by his or her ADSs (provided that no such discretionary proxy shall be given if we inform Citibank, N.A. that we do not want such proxy to be given, substantial opposition exists or the rights of ADS holders may be adversely affected). If the enclosed ADS proxy card is signed but is missing voting instructions, Citibank, N.A. will deem the ADS holder to have instructed it to vote in favor of the proposals. If the enclosed ADS proxy card is improperly completed, Citibank, N.A. will not vote the ADSs to which such ADS proxy card relates; in particular, if more than one voting box is marked for any proposal, the ADS holder shall be deemed to have directed Citibank, N.A. to abstain on the proposal concerned.

Can I change my vote or revoke a proxy?

An ordinary shareholder of record can revoke his, her or its proxy before 2:00 p.m. London time (9:00 a.m. Eastern Daylight Time) on June 15, 2026 (the deadline for submission of proxies) in one of the following ways:

●	entering a new vote over the Internet;
●	submitting another signed form of proxy bearing a later date;
●	if you are an institutional investor that has appointed a proxy electronically through Proxymity, by entering a new voting instruction via your voting platform;
●	notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before 2:00 p.m. London time (9:00 a.m. Eastern Daylight Time) on June 15, 2026 to be effective; or
●	an ordinary shareholder of record may change his or her vote by voting in person at the AGM.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares. See also “What if I plan to attend the AGM?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank, N.A. or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank, N.A. or the broker, bank or other nominee, as applicable, will be used to instruct Citibank, N.A. how to vote your ADSs.

Who counts the votes?

Computershare has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Computershare for tabulation or submit your proxy electronically over the Internet at www.investorcentre.co.uk/eproxy (see instructions on form of proxy).

If you hold your ordinary shares through a broker, your broker will return the form of proxy to Computershare or directly submit your proxy to Computershare online.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Computershare for tabulation.

How are votes counted?

Voting on all resolutions at the AGM will be conducted by way of a poll, rather than a show of hands. Votes will be counted by Computershare, who will separately count “For,” “Against” and abstentions.

What is an “abstention” and how would it affect the vote?

An abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for or against a particular resolution.

How many votes do I have?

On each matter to be voted upon, each ordinary shareholder of record present in person at the AGM or having submitted a proxy as set out in this proxy statement, or being a corporation present at the AGM by a duly authorized representative, has one vote for each ordinary share held as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on June 15, 2026.

On each matter to be voted upon, each holder of ADSs has one vote for each ADS held as of April 20, 2026.

What about joint holders?

In the case of joint holders of record of an ordinary share, the vote of the senior who tenders the vote (whether in person or by proxy) will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in our relevant register of members of the company (as the case may be) in respect of the joint holding (with the first named being the most senior).

What if I plan to attend the AGM?

Attendance at the AGM will be limited to ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Monday, June 15, 2026. In order to obtain admittance to the AGM each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee, you may be able to attend at the discretion of the Chairman. Any corporation which is an ordinary shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as the corporation could exercise if it were one of our individual shareholders.

Holders of ADSs are not entitled to attend and vote at the AGM in person in any event.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank, N.A. for its expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one set of Proxy Materials?

If you hold ordinary shares in more than one account, you will receive Proxy Materials for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy received. Please be sure to vote all of your shares.

If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive the Proxy Materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the Proxy Materials from your broker, bank or other nominee.

Will there be any other business conducted at the AGM?

Subject to any shareholder proposals submitted in accordance with section 338 of the Companies Act (as summarized below), no matters other than proposals 1 through 9 may be presented at the AGM. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the AGM.

Under section 338 of the Companies Act, shareholders meeting the threshold requirement in that section may require us to give to our shareholders entitled to receive this notice of the AGM notice of a resolution which may properly be moved and is intended to be moved at the AGM unless (i) it would, if passed, be ineffective whether by reason of inconsistency with any enactment or our constitution or otherwise, (ii) it is defamatory of any person or (iii) it is frivolous or vexatious. Such a request may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given, must be authorized by the person or persons making it and must be received by us not later than the date six weeks before the AGM, or if later, the time at which notice is given of the AGM.

What is Computershare’s role?

Computershare is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Computershare at tel: +44 (0) 370 703 0031 or by writing to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZZ, England.

Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A.—ADR Shareholder Services at +1-877- 248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email at citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, Rhode Island 02940-3077.

How can I find out the results of the voting at the AGM?

Voting results will be announced by the filing of a current report on Form 8-K within four business days after the AGM. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

Who do I contact regarding my ADS holdings?

If you are an ADS holder of record and have queries about how to deliver voting instructions, please contact Citibank, N.A.–ADR Shareholder Services by telephone at +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email at citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, Rhode Island 02940-3077. If you hold your ADSs through a custodian, broker or other agent, you should refer to the contact information provided by your agent.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, including directions, please contact Jim Sutcliffe, Company Secretary, by email at jim.sutcliffe@bicycletx.com or by telephone at +44 1223 261503.

RE-ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten directors. Our Articles of Association divides our Board into three classes, Class I, Class II and Class III, each of which will consist, as nearly as possible, of one-third of the total number of directors constituting our entire board and which will serve staggered three-year terms. The classes are comprised as follows:

●	Class I directors: Felix Baker and Hervé Hoppenot, whose terms will expire at the AGM;
●	Class II directors: Kevin Lee, Jose-Carlos Gutierrez-Ramos and Charles Swanton, whose current terms will expire at the 2027 annual general meeting of shareholders; and
●	Class III directors: Roger Dansey, Alessandro Riva and Stephen Sands, whose current terms will expire at the 2028 annual general meeting of shareholders.

Acting upon the recommendation of our Nominating and Corporate Governance Committee, our Board nominated Felix Baker and Hervé Hoppenot for re-election as Class I directors. Janice Bourque and Sir Gregory Winter, Class I directors whose current terms will expire immediately following the AGM, will retire from the Board effective immediately following the AGM. No other nominees for directors have been presented. If elected, the nominees will hold office from the date of re-election until the 2029 annual general meeting of shareholders, and until his or her successor is elected and has been qualified, or until his or her earlier death, resignation or removal. Each of the nominees is currently a director of the Company. Dr. Baker was appointed to the Board in April 2024 upon the recommendation of the Nominating and Corporate Governance Committee of the Board following the resignation of Veronica Jordan, Ph.D. from the Board, and Mr. Hoppenot was appointed to the Board in September 2025 upon the recommendation of the Nominating and Corporate Governance Committee of the Board following an increase in the size of the Board from eight to ten directors. Immediately following the AGM, the Board will consist of eight directors.

In connection with proposals 1 and 2, we set forth the biographical information for the nominees to our Board. For biographical information for the other directors, see the section of this proxy statement titled “Board of Directors and Corporate Governance.”

PROPOSAL 1—RE-ELECTION OF FELIX BAKER TO THE BOARD OF DIRECTORS

Felix J. Baker, Ph.D. is currently the Chairman of our Board and has been nominated for re-election as a director. If re-elected, he will hold office until the 2029 annual general meeting of shareholders, when he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. If re-elected Dr. Baker will continue to serve as Chairman of our Board. Dr. Baker has agreed to serve if re-elected, and we have no reason to believe that he will be unable to serve.

Dr. Baker has served as Chairman of our Board since June 2025 and as a member of our Board since April 2024. Dr. Baker is a Managing Member of Baker Bros. Advisors LP, a biotechnology-focused investment adviser to fund partnerships whose investors are primarily endowments and foundations, which Dr. Baker founded, together with his brother Julian Baker, in 2000. Dr. Baker also serves on the boards of the publicly traded biotechnology or pharmaceutical companies Kodiak Sciences, Inc. (since September 2015), Kiniksa Pharmaceuticals International, plc (since October 2015), and Kymera Therapeutics, Inc. (since March 2024). Dr. Baker also served on the board of Seagen, Inc., from July 2003 until its acquisition in December 2023 by Pfizer, Inc. He also previously served on the boards of the publicly traded biotechnology companies IGM Biosciences, Inc. (from January 2021 to August 2025), Talis Biomedical Corporation (from July 2013 until March 2023) and Alexion Pharmaceuticals, Inc. (from June 2015 to February 2021). Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. We believe Dr. Baker is qualified to serve on our Board based on his extensive experience in the biotechnology industry and experience working with and serving on the boards of directors of numerous biotechnology and pharmaceutical companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION

OF FELIX BAKER TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

PROPOSAL 2—RE-ELECTION OF HERVÉ HOPPENOT TO THE BOARD OF DIRECTORS

Hervé Hoppenot is currently a member of our Board and has been nominated for re-election as a director. If re-elected, he will hold office until the 2029 annual general meeting of shareholders, when he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Hoppenot has agreed to serve if re-elected, and we have no reason to believe that he will be unable to serve.

Mr. Hoppenot has served as a member of our Board since September 2025. Mr. Hoppenot most recently served as an advisor to the chief executive officer and served on the board of directors of Incyte Corporation (“Incyte”) from June 2025 to December 2025, having previously served as the chairman of Incyte’s board of directors and as its chief executive officer from January 2014 to June 2025. Mr. Hoppenot also serves as chairman of the board of directors of Maze Therapeutics, Inc. a position he has held since October 2025. Previously, Mr. Hoppenot served as president of Novartis Oncology, originally joining as chief commercial officer, overseeing the industry’s largest oncology pipeline. Mr. Hoppenot started his career at Rhône Poulenc, later known as Aventis, where he served in several senior roles of increasing responsibility, including as vice president of oncology and head of U.S. oncology business unit. He holds a degree from ESSEC Business School in France. We believe Mr. Hoppenot is qualified to serve on our Board based on his executive experience at pharmaceutical and biotechnology companies and his expertise in developing oncology therapeutics.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION

OF HERVÉ HOPPENOT TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2022 annual general meeting, the shareholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, and as required by Schedule 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), we are asking the shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion. The next scheduled say-on-pay advisory vote will take place at the annual general meeting in 2027.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices as described in this proxy statement. We believe that our compensation policies and decisions are consistent with current market practices. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified named executive officers. Accordingly, the Board is asking the shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will review and consider the voting results when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF

THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2026

PROPOSAL 5— RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION

OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROPOSAL 6—AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2026

The Audit Committee is responsible for the selection, appointment and negotiation of the remuneration of our independent registered public accounting firm and our U.K. statutory auditors. The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2026 and the re-appointment of PwC as our U.K. statutory auditors until the conclusion of our 2027 annual general meeting of shareholders. In proposals 4 and 5, we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm and to re-appoint PwC as our U.K. statutory auditors.

Our organizational documents do not require that the shareholders ratify the selection of PwC as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. Even if the selection of PwC is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee determines to make such a change. In the event our shareholders fail to ratify the selection of PwC, our Audit Committee will consider whether to select other auditors for the year ending December 31, 2026.

In accordance with the Companies Act, our U.K. statutory auditors must be re-appointed at each meeting at which the annual report and accounts are presented to our shareholders. If this proposal is not approved by our shareholders at the AGM, our Audit Committee may appoint auditors to fill the vacancy.

PwC has served as our, or our predecessor’s, independent registered public accounting firm since 2010, which includes periods before we became subject to SEC reporting requirements. In addition, PwC has served as our, or our predecessor’s, U.K. statutory auditors since 2010. Representatives of PwC are expected to be present at the AGM. They will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

In accordance with the Companies Act, the remuneration of our U.K. statutory auditors must be fixed in a general meeting of shareholders or in such manner as may be determined in a general meeting of shareholders. In proposal 6, we are asking our shareholders to authorize the Audit Committee to determine the remuneration of PwC as our U.K. statutory auditors for the year ending December 31, 2026.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE:

●	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026
●	RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

●	AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2026

Audit Information

Independent Registered Public Accounting Firm Fees

The table below sets forth a summary of the fees billed to us by PwC for professional services rendered for the years ended December 31, 2025 and 2024. All such audit and audit-related services were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2025	2024
Audit Fees(1)	$1,235,000	$1,671,000
Audit‑related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$1,235,000	$1,671,000

(1)	Audit fees include fees for the audit and quarterly reviews of our 2025 and 2024 consolidated financial statements, statutory audits, offering prospectuses, registration statement filings and issuance of consents.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit, review and attest services and permitted non-audit services rendered by PwC. The policy generally permits the Audit Committee to pre-approve, on an annual basis, specified services in the defined categories of audit services, audit-related services, tax services and other permitted non-audit services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the auditor or on an individual, explicit, case-by-case basis before the auditor is engaged to provide each service.

The Audit Committee has determined that the rendering of certain services other than audit services by PwC are compatible with maintaining the accounting firm’s independence.

The Audit Committee has delegated to its chair the authority, from time to time, to pre-approve non-audit services not prohibited by law to be performed by our independent auditors and associated fees, provided that the estimated fees for such permitted non-audit services do not exceed specified thresholds and provided that the chair shall report any decisions to pre-approve such non-audit services and fees to our full Audit Committee at its next regular meeting.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Audit Committee of the Board of Directors

Stephen Sands, Chair

Janice Bourque

Hervé Hoppenot

Alessandro Riva

PROPOSAL 7—RESOLUTION TO RECEIVE AND ADOPT OUR 2025 U.K. ANNUAL REPORT

In accordance with the Companies Act, our Board is required to present our 2025 U.K. Annual Report, which includes the audited portion of the directors’ remuneration report, to the shareholders at the AGM. We will provide our shareholders with an opportunity to raise questions in relation to the 2025 U.K. Annual Report at the AGM. In accordance with best practice, we are proposing an ordinary resolution to receive and adopt the 2025 U.K. Annual Report.

The 2025 U.K. Annual Report may be found in the Investor section of our website at https://investors.bicycletherapeutics.com.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION

TO RECEIVE AND ADOPT OUR 2025 U.K. ANNUAL REPORT

PROPOSAL 8—APPROVAL OF OUR DIRECTORS’ REMUNERATION REPORT

The Companies Act requires that our directors’ remuneration report, as set forth in Annex A to this proxy statement (excluding the directors’ remuneration policy set out on pages A-3 to A-22 of the directors’ remuneration report and referenced in Proposal 9) and on pages 23 to 56 of the 2025 U.K. Annual Report, be subject to an annual advisory vote. Accordingly, we are asking shareholders to approve, on an advisory basis, the directors’ remuneration report.

Our Board believes that appropriate remuneration of directors plays a vital part in helping to achieve our overall objectives. We encourage shareholders to read the directors’ remuneration report. Our Board and the Compensation Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our U.K. statutory auditors, PwC, have audited those parts of the directors’ remuneration report that are required to be audited. Our Board has approved and signed the directors’ remuneration report in accordance with English law.

This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our Board and Compensation Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the directors’ remuneration report will be delivered to the U.K. Registrar of Companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE

DIRECTORS’ REMUNERATION REPORT SET FORTH IN ANNEX A

PROPOSAL 9—APPROVAL OF DIRECTORS’ REMUNERATION POLICY

In accordance with section 439A of the Companies Act, a resolution to approve the directors’ remuneration policy section of the directors’ remuneration report is required to be put to a vote by shareholders at least every three years. The vote is binding, which means that payments, including for loss of office, cannot be made to current, past or future directors unless that payment is consistent with the directors’ remuneration policy or has been approved by a resolution of the shareholders.

The previous remuneration policy was approved by the Company’s shareholders at the Company’s 2023 annual general meeting. Proposal 9 is therefore an ordinary resolution to approve the new directors’ remuneration policy, which is set out in full in Annex A at pages A-3 to A-22 and on pages 23 to 56 of the 2025 U.K. Annual Report. If approved, the directors’ remuneration policy will take effect immediately after the end of the AGM and will remain valid until replaced by a new or amended policy (expected to occur at the 2029 annual general meeting of the Company).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY SET FORTH IN ANNEX A AT PAGES A-3 TO A-22

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Set forth below is a list of our directors and their ages as of the date of this proxy statement.

Name	Age	Position
Felix J. Baker, Ph.D.	57	Director and Non-Executive Chairman
Kevin Lee, Ph.D., MBA	57	Chief Executive Officer and Executive Director
Roger Dansey, M.D.	69	Non‑Executive Director
Jose-Carlos Gutierrez-Ramos, Ph.D.	63	Non‑Executive Director
Hervé Hoppenot	66	Non‑Executive Director
Alessandro Riva, M.D.	65	Non-Executive Director
Stephen Sands, MBA	69	Non‑Executive Director
Charles Swanton, M.D., Ph.D., FRS, FMedSci, FRCP	54	Non-Executive Director
Retiring Directors
Janice Bourque, MBA(1)	69	Non‑Executive Director
Sir Gregory Winter, FRS(1)	74	Non‑Executive Director
(1)Ms. Bourque and Sir Gregory will retire effective immediately following the AGM.

Biographical information for our continuing directors, including each such individual’s principal occupation, business experience and education, and an explanation of the qualifications, skills and experiences that we believe are relevant to such individual’s service on our Board, are set forth below. Dr. Baker’s and Mr. Hoppenot’s biographies are set forth above in Proposals 1 and 2, respectively.

Kevin Lee, Ph.D., MBA has served as our Chief Executive Officer and a member of our Board since September 2015. From April 2012 to September 2015, Dr. Lee served as Senior Vice President and Chief Scientific Officer of the Rare Disease Research Unit at Pfizer, Inc. Prior to that, Dr. Lee worked at GlaxoSmithKline plc, where in addition to leading the formation of multiple strategic commercial and academic partnerships, he led epigenetics research and was responsible for the creation of the EpiNova Discovery Performance Unit. Before joining GlaxoSmithKline, Dr. Lee was a lecturer at Warwick University Medical School and founded each of Cambridge Biotechnology Ltd, which specialized in developing small molecule and peptide therapeutics for inflammation and metabolic diseases before its trade sale to Biovitrum in 2005, and Neurosolutions (now Oncosil Medical Ltd ASX). Dr. Lee currently serves as a non-executive director at the private biotechnology companies Alchemab Ltd., a position he has held since June 2021, and Macomics Ltd., a position he has held since July 2023. Dr. Lee received a BPharm from Nottingham University and a Ph.D. in pharmacology from Cambridge University. Dr. Lee has an MBA from Warwick Business School. We believe that Dr. Lee is qualified to serve on our Board based on his extensive leadership, executive, managerial, business and pharmaceutical and biotechnology company experience, along with his years of industry experience in the development and commercialization of pharmaceutical products.

Roger Dansey, M.D. has served as a member of our Board since September 2025. Dr. Dansey currently also serves on the boards of directors of Nurix Therapeutics, Inc. and Inovio Pharmaceuticals, Inc., positions he has held since November 2025 and May 2021, respectively. Previously, Dr. Dansey was interim chief oncology officer of Pfizer Oncology from January 2025 to March 2025, and chief development officer of Pfizer Oncology from December 2023 to January 2025. Dr. Dansey also served as chief medical officer and president of research and development at Seagen prior to Pfizer’s acquisition of the company from May 2018 to December 2023. Dr. Dansey also previously served on the board of directors of Kronos Bio, Inc. from April 2023 to June 2025. Earlier in his career, he held senior leadership positions at Merck, Gilead Sciences and Amgen. Dr. Dansey holds an M.D. from University of Witwatersrand in Johannesburg, South Africa, and before joining industry, he was an associate professor of hematology/oncology at the Karmanos Cancer Institute in Detroit. We believe that Dr. Dansey is qualified to serve on our Board based on his executive experience at pharmaceutical and biotechnology companies and his expertise in developing oncology therapeutics.

Jose-Carlos Gutierrez-Ramos, Ph.D. has served as a member of our Board since March 2021 and as a member of our Research and Innovation Advisory Board since May 2025. Since January 2021, Dr. Gutierrez-Ramos has served as the Chief Science Officer at Danaher Corporation, a publicly traded science and technology company. Prior to that, Dr. Gutierrez-Ramos was the Head of Global Drug Discovery at AbbVie, Inc., a publicly traded biopharmaceutical company, from February 2020 to January 2021. From June 2018 to February 2020, he was the Chief Executive Officer and President of Repertoire Immune Medicine Inc., a biotechnology company. From 2015 to May 2018, he served as Chief Executive Officer and president of Synlogic, Inc., a biotechnology company. Earlier in his career, Dr. Gutierrez-Ramos held positions at Pfizer Inc., GlaxoSmithKline plc, and Millennium Pharmaceuticals, Inc. Dr. Gutierrez-Ramos also previously served on the board of directors of Evelo Biosciences, Inc. from 2019 to 2023. Dr. Gutierrez-Ramos received a B.S. from Universidad Complutense de Madrid and his Ph.D. in immunochemistry from the Universidad Autonoma de Madrid. We believe that Dr. Gutierrez-Ramos is qualified to serve on our Board based on his executive experience at pharmaceutical and biotechnology companies.

Alessandro Riva, M.D. has served as a member of our Board since March 2025. Dr. Riva has served as Chief Executive Officer of Transgene S.A. (“Transgene”), a publicly traded biotechnology company since May 2023, and chairman of the board of directors of Transgene since May 2022. Dr. Riva has served as a non-executive independent director of BeOne Medicines AG (formerly BeiGene, Ltd.), a publicly traded biotechnology company specialized in oncology therapeutics, since February 2022 and as a non-executive independent director of Century Therapeutics, Inc. since June 2021. Dr. Riva previously served as Chief Executive Officer of Intima Bioscience, Inc. (“Intima”), a privately held biotechnology company focused on oncology cell therapy and therapeutics, from September 2021 until April 2023. Prior to Intima, Dr. Riva served as the Chief Executive Officer of Ichnos Sciences, Inc., a biotechnology company focusing on oncology therapies from April 2019 until August 2021. Prior to that, Dr. Riva held senior leadership positions in the oncology groups at the publicly traded biopharmaceutical companies Gilead Sciences, Inc. and Novartis AG. Dr. Riva received his B.M.B.S. and M.D. in Oncology/Hematology from Università degli Studi di Milano. We believe that Dr. Riva is qualified to serve on our Board based on his executive experience at biotechnology companies and his expertise in developing oncology therapeutics.

Stephen Sands, MBA has served as a member of our Board since February 2024. Mr. Sands is currently a Managing Director of Skia Capital, LLC, a position he has held since July 2025. Previously, Mr. Sands served as Senior Advisor at Lazard from December 2023 to January 2026, and before that as Chairman of the Global Healthcare Group at Lazard since 2016 and holding other positions throughout his 30-year career. Prior to joining Lazard, Mr. Sands was a partner in the healthcare practice of McKinsey & Company. During his career, Mr. Sands has co-founded two life sciences companies: Enzytech (acquired by Alkermes) and Opta Food Ingredients (acquired by Stake Technology and now SunOpta). Mr. Sands also currently serves on the board of directors of Recordati S.p.A., a publicly traded biotechnology company, a position he has held since April 2025. He previously served as director on the boards of several life sciences companies, including the public biotechnology companies Cognition Therapeutics, Inc. from June 2017 until October 2021 and Cyteir Therapeutics, Inc. from February 2022 until March 2024. Mr. Sands is a member of the Washington University (St. Louis) School of Engineering & Applied Science National Council. Mr. Sands holds a B.A. in biology from Oberlin College, a B.S. and an M.S. in chemical engineering from Washington University in St. Louis, and an MBA with a concentration in finance from New York University. We believe Mr. Sands is qualified to serve on our Board because of his extensive experience advising healthcare and life sciences companies.

Charles Swanton, M.D., Ph.D., FRS, FMedSci, FRCP has served as a member of our Board since August 2025 and also as a member of our Clinical Advisory Board since July 2024. Dr. Swanton leads the Cancer Evolution and Genome Instability Laboratory at the Francis Crick Institute, a position he has held since 2015. His research is focused on how tumors evolve over space and time, and he has authored over 250 papers developing an understanding of branching evolutionary histories of solid tumors, processes that drive cancer cell-to-cell variation, and the impact of cancer diversity on effective immune surveillance and clinical outcome. Dr. Swanton is a fellow of the Royal Society, a fellow of the Royal College of Physicians and a fellow of the Academy of Medical Sciences. Dr. Swanton completed his M.D. and Ph.D. training at the Imperial Cancer Research Fund Laboratories. We believe Dr. Swanton is qualified to serve on our Board because of his expertise in developing oncology therapeutics.

Corporate Governance

Board Independence

As required under the listing standards of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that all of our directors, other than Kevin Lee and Charles Swanton, are independent directors within the meaning of the applicable Nasdaq listing standards. Pierre Legault, who served on the Board during 2025 but did not stand for re-election at our 2025 Annual General Meeting, was also not considered independent during his period of service. In addition, Richard Kender, MBA, who served on the Board during 2025 but did not stand for re-election at our 2025 Annual General Meeting, was independent during his period of service. In making these determinations, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us.

Board Leadership Structure

The leadership structure of our Board separates the positions of Chief Executive Officer (“CEO”) and Chairman of the Board in order to ensure independent leadership of the Board. Our Board believes that this separation is appropriate for us at this time because it allows for a division of responsibilities, with our CEO focused on leading our company while the Chairman can focus on leading the Board in overseeing management, and for a sharing of ideas between individuals having different perspectives. In addition, we believe that having a Chairman who is different from the CEO creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our company and its shareholders.

Role of the Board in Risk Oversight

Our Board believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations, financial condition and performance. Our Board focuses its oversight on the most significant risks facing our company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on our company.

Our Audit Committee, as part of its responsibilities, oversees the management of financial risks, including accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. Our Audit Committee is also responsible for overseeing the management of risks relating to the performance of our internal audit function, if required, and our independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures and risks related to data privacy and cybersecurity. Additionally, pursuant to its charter, the Audit Committee may retain, as necessary, subject matter experts and advisers to assist in its oversight of risk management within our company. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Meetings of the Board and its Committees; Executive Sessions

Our Board held seven meetings during the fiscal year ended December 31, 2025. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2025 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the AGM.

With respect to the committees of our Board, the Audit Committee met ten times, the Compensation Committee met seven times, and the Nominating and Corporate Governance Committee met five times during the fiscal year ended December 31, 2025.

As required under applicable Nasdaq listing standards, in fiscal year 2025, our independent directors met two times in executive sessions at which only independent directors were present.

Committees of our Board of Directors

Our Board has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The following table provides current membership information for each of the standing committees of our Board:

Nominating
and
Corporate
Name	Audit	Compensation	Governance
Felix J. Baker, Ph.D.
Janice Bourque, MBA
Roger Dansey, M.D.
Jose-Carlos Gutierrez-Ramos, Ph.D.
Hervé Hoppenot
Alessandro Riva, M.D.
Stephen Sands, MBA

Committee Chair

Member

Financial Expert

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are available on our website at https://investors.bicycletherapeutics.com.

Audit Committee

Our Audit Committee is currently composed of Janice Bourque, Hervé Hoppenot, Alessandro Riva and Stephen Sands, with Mr. Sands serving as Chair of the committee. Mr. Kender served as a member of our audit committee until June 17, 2025. Ms. Bourque will serve as a member of the committee until the AGM. Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Sands is an “audit committee financial expert” within the meaning of SEC regulations and the applicable Nasdaq listing standards.

The Audit Committee’s responsibilities include:

●	appointing, determining the compensation for, retaining and overseeing our independent registered public accounting firm;
●	evaluating the performance of our independent registered public accounting firm and assessing such auditors’ qualifications and independence;
●	determining and approving engagements of our independent registered public accounting firm, prior to commencement of such engagements, to perform all proposed audit, review and attest services and non-audit services;
●	reviewing with management and the independent registered public accounting firm the results of the annual audit, the auditors’ views about qualitative aspects of our significant account practices, the reasonableness of any significant judgments and estimates, all misstatements identified during the audit, the adequacy of disclosures in the financial statements, and any other matters required to be communicated to the Audit Committee under applicable standards;
●	reviewing and discussing with management and the independent registered public accounting firm our financial statements and related disclosures and certifications in connection with our annual and quarterly financial statements, determining whether the financial statements should be included in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and overseeing the preparation and review of our U.K. statutory accounts and U.K. annual report;
●	exercising general oversight over our data privacy, technology and information security risks and risk management programs, including those related to cybersecurity and back-up of information systems, and reviewing management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as our Code of Business Conduct and Ethics;
●	conferring with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of our internal control over financial reporting and establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
●	reviewing and discussing our investment philosophy and policies, including management of investment risk and applicable policies pertinent to our investment portfolio;
●	approving or disapproving related party transactions (unless otherwise delegated by the Board of Directors to a committee of independent and disinterested members of the Board of Directors); and
●	overseeing our compliance with major legal risk exposures and the steps management has taken to monitor or mitigate such exposures.

Compensation Committee

Our Compensation Committee is currently composed of Janice Bourque, Jose-Carlos Gutierrez-Ramos, Hervé Hoppenot and Stephen Sands, with Ms. Bourque serving as Chair of the committee. Ms. Bourque will serve as chair and as a member of the Compensation Committee until the AGM. Effective immediately following the AGM, Mr. Hoppenot will serve as the chair of the Compensation Committee.

The Compensation Committee’s responsibilities include:

●	reviewing, modifying (as needed) and approving, or reviewing and recommending to the Board for approval, as applicable, our overall compensation strategy and policies, including with respect to annual corporate goals and objectives related to the compensation of our CEO and other executive officers and senior management;
●	determining and approving, or reviewing and recommending to the Board for approval, the compensation and other terms of employment of our CEO and evaluating the performance of our CEO;
●	evaluating and approving, or recommending to the Board for approval, the achievement of individual performance goals and objectives of our other executive officers and senior management and determining all elements of the compensation and other terms of employment of these executive officers and other senior management;
●	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to non-employee Board members;
●	adopting, amending, terminating and otherwise administering our compensation and similar plans;
●	appointing, compensating and overseeing the work of any compensation consultant or other advisor retained by the Compensation Committee;
●	reviewing and approving the list of companies, if any, to be included in any compensation peer group used to determine pay levels based on criteria the Compensation Committee deems appropriate;
●	recommending to the Board the compensation-related proposals to be considered at the Company’s annual general meetings, including the frequency of advisory votes on executive compensation and binding votes on the directors’ remuneration policy, and considering the results of any advisory vote on executive or director compensation;
●	preparing any Compensation Committee report required by SEC rules or English law to be included in our annual proxy statement or U.K. annual report; and
●	reviewing and discussing with management the Compensation Discussion and Analysis to be included in our annual proxy statement or Annual Report on Form 10-K (if applicable).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2025, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Committee deems appropriate (but only to the extent consistent with our Articles of Association, our corporate governance guidelines, the rules of Nasdaq and other applicable law), including (a) a subcommittee consisting of one or more members and (b) a subcommittee composed of one or more officers of the Company for the purpose of granting share awards under our equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act.

In 2023, the Compensation Committee delegated to a subcommittee composed of Dr. Lee the authority to grant, without any further action required by the Compensation Committee, share options to employees who are at or below the level of vice president and to senior vice presidents who are not direct reports of the CEO or otherwise designated as executive officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate the timely grant of equity to non-executive employees, particularly new hires and promoted employees, within specified limits approved by the Compensation Committee. In particular, the subcommittee may not grant options to acquire more than 800,000 shares in the aggregate during 2025 and may not grant options to acquire more than 42,000 ordinary shares to any individual employee, as and when hired or promoted. As part of its oversight function, the Compensation Committee reviews, on a quarterly basis, the list of grants made by the subcommittee and reviews, on an annual basis, the adequacy of the subcommittee grant pool for potential future grants. In December 2025, the Compensation Committee approved an additional 800,000 shares to be made available to the subcommittee for awards during 2026.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently composed of Felix J. Baker, Janice Bourque, Roger Dansey and Jose-Carlos Gutierrez-Ramos, with Dr. Gutierrez-Ramos serving as Chair of the committee. Ms. Bourque will serve on the Nominating and Corporate Governance Committee until the AGM.

The Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying and evaluating candidates to serve on our Board consistent with criteria approved by the Board;
●	assessing potential conflicts of interest for directors and executive officers, including as they relate to directorships held at other public companies;
●	reviewing the adequacy of our Articles of Association and recommending to the Board, as conditions dictate, proposed amendments thereto;
●	periodically reviewing, discussing, and assessing the performance of the Board, including Board committees;
●	overseeing the Board’s committee structure and operations and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairs;
●	developing and recommending to the Board a set of corporate governance guidelines;
●	developing and periodically reviewing the plans for succession of our executive officers and the Chairman of the Board and considering the Board’s leadership structure; and
●	reviewing any proposals properly submitted by shareholders for action at the annual meeting of shareholders and making recommendations to the Board regarding action to be taken in response to each proposal.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee periodically determines the characteristics, skills and experience required to be a director and develops criteria to be considered in selecting nominees for director. The Board believes that candidates for director should have certain minimum qualifications, including: experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; high standards of personal and professional ethics and integrity; having sufficient time to devote to the affairs of our company; and a demonstrated history of actively contributing at board meetings if the nominee serves or has previously served on other boards. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are also reviewed in the context of the current composition of the Board, the operating requirements of our company and the long-term interests of shareholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee typically consider diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability. The Board also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity.

Shareholder Recommendations and Nominees

It is the policy of our Board that the Nominating and Corporate Governance Committee consider both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by sending a written request to Bicycle Therapeutics plc, Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom, Attn: Jim Sutcliffe, Company Secretary. The shareholder must also provide the shareholder’s name and address of record, a representation that the shareholder is a record holder of our securities (or, if not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act), the nominee’s name, age, business and residential addresses, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years, a description of the qualifications and background of the nominee which addresses the minimum qualifications and other criteria for Board membership approved by the Board; a description of all arrangements or understandings between the shareholder and the proposed director candidate, and consent of the nominee (i) to be named in the proxy statement relating to our annual meeting of shareholders and (ii) to serve as a director if elected at such annual meeting. Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee.

In accordance with our Articles of Association, no person (other than a director retiring by rotation or otherwise) shall be elected or re-elected as a director at any general meeting unless: (a) he or she is recommended by the Board; or (b) at least seven but not more than 42 clear days before the date appointed for the meeting we have received notice from a shareholder (other than the person proposed) entitled to vote at the meeting of their intention to propose a resolution for the election or re-election of that person, stating the particulars which would, if he or she were so elected or re-elected, be required to be included in our register of directors and a notice executed by that person of his or her willingness to be elected, or re-elected, is lodged at our registered office. Shareholders who desire to nominate persons directly for election to the Board of Directors at an annual general meeting of shareholders must meet the deadlines and other requirements to propose a resolution set forth under “Questions and Answers about these Proxy Materials and Voting – Will there be any other business conducted at the AGM?” and “Additional Information—Shareholder Proposals and Director Nominations for 2027 Annual General Meeting.” Any vacancies on the Board occurring between our annual general meetings of shareholders may be filled by the Board.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all of our directors, officers and employees. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text Code of Business Conduct and Ethics is available on our website at https://investors.bicycletherapeutics.com. If we ever were to amend or waive any provision (other than technical, administrative or other non-substantive amendments) of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Shareholder Communication with the Board

It is the policy of our Board to allow shareholders to communicate with its members. Communications may be addressed to the entire Board or to any individual director. All such communications will initially be received and processed by our Company Secretary, who will determine whether the communication should be presented to the Board. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board. Shareholders can contact members of the Board by writing care of our Company Secretary at our registered office address.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at https://investors.bicycletherapeutics.com/corporate-governance.

Insider Trading Policy

We have adopted an Amended and Restated Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. In addition, it is our policy to comply with all applicable laws and regulations relating to insider trading in connection with the repurchase of our securities. A copy of our Amended and Restated Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Parties

We adopted a written related person transaction policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers any transaction, including, but not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, that requires disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Act, other than an employment relationship or transaction involving an executive officer and any related compensation. In reviewing and approving any such transactions, our Audit Committee (or, if applicable, an approving body composed of independent and disinterested members of the Board of Directors, or any committee or sub-committee thereof) will consider all relevant facts and circumstances as appropriate, including, but not limited to (a) the risks, costs, and benefits to the Company; (b) in the event the transaction is with a director, immediate family member of a director, or an entity with which a director is affiliated, the impact on a director’s status as (i) an independent director under the rules of the applicable stock exchange, including any additional independence requirements specific to compensation committee membership set forth in such rules if such non-employee director serves, or such non-employee director nominee will serve, on the Compensation Committee of the Board or Rule 10A-3 of the Exchange Act, if such non-employee director services, or such non-employee nominee will serve, on the Audit Committee of the Board; and (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act, if such non-employee director serves, or such non-employee nominee will serve, on the Compensation Committee of the Board; (c) the terms of the transaction; (d) the availability of other sources for comparable services or products; and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In reviewing any related person transaction, the Board and the Audit Committee will also take into account the requirements under the U.K. Companies Act 2006, including their duties as directors under the Companies Act.

For purposes of this policy, a “related person” is defined as a director, executive officer, nominee for director, and their immediate family members, and a greater than 5% beneficial owner of any class of our voting securities, as well as entities in which any of the foregoing persons is an executive, partner or principal or holds a similar control position or in which such person has a 5% or greater beneficial ownership interest.

Certain Related Person Transactions

Below are our related person transactions since January 1, 2024 to which we were a party or will be a party, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled “Director Remuneration” and “Executive Compensation.”

We believe that the terms obtained or the consideration that we paid or received, in each case as applicable, in connection with the transactions described below were comparable to the terms available or the amounts that we would pay or receive, in each case as applicable, in arm’s-length transactions with unrelated third parties.

Board Member Consulting Agreements

Pierre Legault, the former Chairman of our Board, is President, Treasurer and Director of Stone Atlanta Estates LLC (“Stone Atlanta”), the successor-in-interest to Stone Sunny Isles Inc., which, pursuant to a consultancy agreement, provides advisory services to us as requested by our Board or our CEO. Mr. Legault, through Stone Atlanta, provided consultancy services of $0.1 million and $0.2 million during the years ended December 31, 2025 and December 31, 2024, respectively, prior to Mr. Legault’s retirement as Chairman of our Board. In addition, in recognition of the extraordinary time commitment that Mr. Legault made during the course of 2024 and the material increase in his workload, in December 2024, the Board awarded Mr. Legault an additional fee of $0.2 million. In March 2025, we entered into an amendment to the consulting agreement, effective as of June 17, 2025, the date of Mr. Legault’s retirement as Chairman. The amendment modifies the compensation payable under the agreement and provides for expiration of the agreement no later than June 30, 2028.

Related Party Participation in Private Placement

On May 23, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with purchasers named therein (the “Investors”). Pursuant to the Purchase Agreement, we sold 6,764,705 ADSs, representing the same number of ordinary shares, and 19,169,001 non-voting ordinary shares each at a purchase price equal to $21.42 per share (the “Private Placement”). The transaction resulted in gross proceeds to us of $555.5 million, and after deducting commissions and offering expenses of $11.4 million, net proceeds to us of $544.1 million. The Investors included 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (“Life Sciences”) and, together with 667, the “Funds”), both of which are entities affiliated with Baker Bros. Advisors LP (the “Adviser”), an entity which may be deemed a beneficial owner of greater than 10% of our voting securities. Felix J. Baker, a member of our Board, is a managing member of Baker Bros. Advisors (GP) LLC (the “Adviser GP”), the sole general partner of the Adviser. The Investors also included entities affiliated with Deep Track Capital LP (“Deep Track”), an entity which may be deemed a beneficial owner of greater than 5% of our voting securities. In the Private Placement, the Funds purchased an aggregate of 17,114,846 non-voting ordinary shares for an aggregate purchase price of $366.6 million and Deep Track purchased 2,054,155 non-voting ordinary shares for an aggregate purchase price of $44.0 million.

In connection with the Private Placement, we agreed to register for resale on behalf of the Investors, including the Funds and Deep Track, 37,656,764 of our ordinary shares, represented by 37,656,764 ADSs. On June 18, 2024, we filed such a prospectus supplement pursuant to which the selling securityholders named therein, including the Funds and Deep Track, may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares, represented by ADSs, that were registered by us, on any stock exchange, market or trading facility on which our ADSs are traded or in private transactions. We also agreed, among other things, to indemnify the Investors, their officers, directors, and constituent partners, legal counsel, and each person who controls such Investors from certain liabilities and to pay certain legal fees and other expenses reasonably incurred by the Investors in connection therewith.

Indemnification Agreements

We have entered into deeds of indemnity with each of our directors and officers. Pursuant to these deeds of indemnity, we agreed, subject to limitations set forth in each agreement, to indemnify each director and executive officer to the fullest extent permitted by law against liabilities arising out of or in connection with any civil, criminal, administrative, investigative, regulatory, or other proceeding that relates to any acts or omissions alleged to have occurred while such director or executive officer was acting in such capacity.

DIRECTOR REMUNERATION

Non-Employee Director Compensation Policy

We maintain our Non-Employee Director Compensation Policy in order to attract and retain non-employee directors who have the knowledge, skills and experience to serve as a member of our Board. Our non-employee directors are compensated through equity awards and the payment of cash fees, as described below. All equity awards granted in accordance with this policy shall be granted under our then-current equity incentive plan (or director equity incentive plan, if any). Directors who are employed by us will receive no additional compensation for their service as directors.

Equity Compensation

Following a non-employee director’s initial election to our Board, the Board or the Compensation Committee shall grant the non-employee director an option to purchase a specified number of ordinary shares (the “Initial Grant”). In 2025, the Initial Grant comprised an option to purchase 25,000 ordinary shares and a restricted share unit (“RSU”) for 12,500 ordinary shares that will each vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to continued service by the director as of such vesting date.

Our Non-Employee Director Compensation Policy also provides for an annual grant of options and RSUs to be made to our non-employee directors (each, an “Annual Grant”). In 2025, prior to the amendment discussed below, the Non-Employee Director Compensation Policy provided that in January of each year, the Board or the Compensation Committee would grant to each non-employee director (other than the Chairman), an option to purchase 12,500 ordinary shares and 6,250 RSUs, and the Chairman would be granted an option to purchase 25,000 ordinary shares and 12,500 RSUs. If a new non-employee director joins our Board following the date of grant of the Annual Grant in any calendar year, such non-employee director will be granted a pro-rata portion of the next Annual Grant, based on the time between his or her appointment and the date of such Annual Grant.

In December 2025, the Non-Employee Director Compensation Policy was amended to provide that (1) the Initial Grant will be comprised of an option to purchase 38,000 of the Company’s ordinary shares and an RSU award for 19,000 ordinary shares with each of the options and RSUs vesting in three substantially equal installments on the first, second and third anniversaries of the date of grant, subject to continued service by the director as of such vesting date, and (2) the Annual Grant will be comprised of an option to purchase 19,000 ordinary shares and an RSU award for 9,500 ordinary shares for each non-employee director other than the Chairman, and for the Chairman, the Annual Grant will be comprised of an option to purchase 38,000 ordinary shares and an RSU award for 19,000 ordinary shares. The Annual Grants shall vest in four substantially equal installments on the 15th day of the last month of each fiscal quarter in the year in which such Annual Grant is made, in each case subject to continued service by the director as of each applicable vesting date.

The Compensation Committee has the sole discretion to provide for deferred settlement of RSUs awarded as part of the Initial Grant and/or Annual Grant.

Cash Fees

Each non-employee director receives an annual cash fee for service on the Board and for service on each committee of which the director is a member. The chairs of the Board and of each committee receive higher fees for such service. The fees payable to each non-employee director for service on the Board and for service on each committee of the Board on which the director is a member for 2026 and 2025 is as follows:

	2026	2026	2025	2025
	Member	Chair	Member	Chair
	Annual Fee	Annual Fee	Annual Fee(1)	Annual Fee
Board of Directors(2)	$45,000	$80,000	$50,000	$85,000
Audit Committee (additional fee)	$10,000	$20,000	$15,000	$25,000
Compensation Committee (additional fee)	$7,500	$15,000	$10,000	$20,000
Nominating and Corporate Governance Committee (additional fee)	$5,000	$10,000	$10,000	$15,000
Scientific Committee (additional fee)	$7,500	$15,000	$10,000	$15,000
Clinical Strategy Committee (additional fee)	$7,500	$15,000	$—	$—
(1)	Prior to June 17, 2025, members of the Strategic Committee received an annual fee of $35,000 and the Chair of the Strategic Committee received an annual fee of $50,000.
(2)	Prior to June 17, 2025, the annual fee for the Chair of the Board of Directors was $12,000.

The fees owed to our directors for their Board and committee service are payable in arrears in 12 substantially equal monthly installments, subject to deduction of applicable income tax or national insurance, which we are required by law to deduct, and any other statutory deductions, provided that the amount of such payment shall be prorated for any portion of such month during which the director was serving in such role. We also reimburse the reasonable expenses incurred by non-employee directors in connection with attendance at Board or committee meetings or other company-related activities upon submission of appropriate documentation.

Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2025. The compensation for Dr. Lee as an executive officer is set forth in the section of this proxy statement titled Executive Compensation—Summary Compensation Table.

	Fees Earned or		Option	Stock	All Other
	Paid in Cash		Awards	Awards	Compensation		Total
Name	($)		($)(1)(2)	($)(1)(3)	($)		($)
Felix J. Baker, Ph.D.	88,711		84,618	61,600	—		234,929
Janice Bourque, MBA	95,000		120,183	87,500	1,978	(9)	304,661
Roger Dansey, M.D.(4)	22,077		116,082	89,500	19,200	(10)	246,859
Jose-Carlos Gutierrez-Ramos, Ph.D.	90,000		120,183	87,500	72,895	(11)	370,578
Hervé Hoppenot(4)	23,654		116,082	89,500	—		229,236
Richard Kender, MBA(5)	55,539		120,183	87,500	1,978	(9)	265,200
Pierre Legault, MBA, CPA	28,695		240,365	175,000	102,815	(12)	546,875
Alessandro Riva, M.D.(6)	54,173		153,484	115,000	—		322,657
Stephen Sands, MBA	91,981		103,713	75,502	1,978	(9)	273,174
Charles Swanton, M.D., Ph.D., FRS, FMedSci, FRCP(7)	24,715		121,733	93,250	41,250	(13)	280,948
Sir Gregory Winter, FRS	65,000	(8)	120,183	87,500	—		272,683
(1)	The amounts reported in these columns reflect the aggregate grant date fair value of the option awards and RSUs to our directors as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 8 to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 17, 2026 for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option and RSU awards. Note that the amounts reported in these columns do not reflect the actual economic value that may be realized by the directors.
(2)	The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of December 31, 2025:

Options
Outstanding
Name	(#)
Felix J. Baker, Ph.D.	32,801
Janice Bourque, MBA	113,000
Roger Dansey, M.D.	25,000
Jose-Carlos Gutierrez-Ramos, Ph.D.	78,000
Hervé Hoppenot	25,000
Richard Kender, MBA	113,000
Pierre Legault, MBA, CPA	302,139
Alessandro Riva, M.D.	25,000
Stephen Sands, MBA	34,787
Charles Swanton, M.D., Ph.D., FRS, FMedSci, FRCP	29,000
Sir Gregory Winter, FRS	81,000

(3)	The following table provides information regarding the aggregate number of RSUs granted to our non-employee directors that were outstanding as of December 31, 2025:

RSUs
Outstanding
Name	(#)
Felix J. Baker, Ph.D.	16,400
Janice Bourque, MBA	12,250
Roger Dansey, M.D.	12,500
Jose-Carlos Gutierrez-Ramos, Ph.D.	12,250
Hervé Hoppenot	12,500
Richard Kender, MBA	12,250
Pierre Legault, MBA, CPA	24,500
Alessandro Riva, M.D.	12,500
Stephen Sands, MBA	17,393
Charles Swanton, M.D., Ph.D., FRS, FMedSci, FRCP	14,907
Sir Gregory Winter, FRS	12,250
(4)	Dr. Dansey and Mr. Hoppenot were appointed to the Board effective September 8, 2025.
(5)	Mr. Kender did not stand for re-election at our 2025 Annual General Meeting and his term on the Board expired effective June 17, 2025. Mr. Kender continues to serve as a consultant pursuant to a consulting agreement, for which he receives compensation of £12,000 or equivalent in local currency per year and any outstanding equity awards held by Mr. Kender continue to vest in accordance with their terms during the term of such consultancy.
(6)	Dr. Riva was appointed to the Board effective March 25, 2025.
(7)	Dr. Swanton was appointed to the Board effective August 12, 2025.
(8)	Paid in GBP and converted at the following exchange rate: 1 GBP : 1.2783 USD.
(9)	Amounts represent fees paid for tax return preparation services.
(10)	Amount represents fees owed to Dr. Dansey for consultancy services provided to us pursuant to a consultancy agreement, effective as of November 2025, between us and Dr. Dansey.

(11)	Amount includes $70,917 in fees owed to Dr. Gutierrez-Ramos for services provided to us as Chair of our Research and Innovation Advisory Board pursuant to a consultancy agreement effective as of May 2025 between us and Dr. Gutierrez-Ramos.
(12)	Amount includes $100,837 in fees paid to Mr. Legault during the period he served as Chairman of our Board pursuant to a consulting agreement between us and an entity affiliated with Mr. Legault in connection with services Mr. Legault provides to us. Mr. Legault did not stand for re-election as a member of our Board at our 2025 Annual General Meeting but continues to provide services to us pursuant to the consulting agreement under which he receives a monthly retainer of approximately $18,333 from June 17, 2025 through June 30, 2026, and a monthly retainer of approximately $9,167 from July 1, 2026 through termination of the consulting agreement, no later than June 30, 2028. For additional information, see the section titled “Transactions with Related Persons—Certain Related Party Transactions—Board Member Consulting Agreements.” Amount also includes $1,978 in fees paid for tax return preparation services.
(13)	Amount includes $41,250 in fees owed to Dr. Swanton for services provided to us, during the period that he served as a member of our Board, as Chair of our Clinical Advisory Board pursuant to a consultancy services agreement between us and UCL Consultants Limited. The amount reported does not include $68,750 owed to Dr. Swanton for services provided to us pursuant to the consultancy services agreement during the year ended December 31, 2025 prior to Dr. Swanton’s appointment to our Board.

Deeds of Indemnification

We entered into a deed of indemnity with each of our directors and executive officers to indemnify them against certain liabilities and expenses incurred by them in connection with claims made by reason of their being such a director or executive officer. In addition to such indemnification, we provide our directors and executive officers with directors’ and officers’ liability insurance.

Non-Executive Director Appointment Letters

We have entered into letters of appointment with each of our non-executive directors. These letters set forth the main terms on which each of our non-executive directors serve on our Board. Continued appointment under the letter is contingent on continued satisfactory performance as a member of the Board and as a member of a committee, if applicable, as well as being re-elected at the annual general meetings in accordance with our Articles of Association. Each appointment is normally terminable by either party on between one and three months’ written notice (or, in some cases, payment in lieu of notice) but may be terminated immediately in certain circumstances. Upon termination, the non-executive director is entitled to a pro-rata amount of the annual fee (if applicable) that is outstanding and payable up to the date of termination, and reimbursement in the normal way of any expenses properly incurred before that date.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers and their ages as of the date of this proxy statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
Kevin Lee, Ph.D., MBA	57	Chief Executive Officer and Director
Travis Thompson	46	Chief Financial Officer
Michael Hannay, D.Sc.	60	Chief Product and Supply Chain Officer
Jennifer Perry, Pharm.D.	52	Chief Operating Officer
Michael Skynner, Ph.D.	57	Chief Scientific Officer

Biographical information for Dr. Lee is included above with the director biographies under the section of this proxy statement titled “Board of Directors and Corporate Governance.”

Travis Thompson has served as our Chief Financial Officer since January 2026. Prior to his appointment as Chief Financial Officer, Mr. Thompson served as our Senior Vice President and Chief Accounting Officer from June 2023 to January 2026, as our Senior Vice President, Finance and Administration from January 2023 to June 2023, and as our Vice President, Finance from December 2020 to December 2022. Mr. Thompson joined us in 2018 prior to our initial public offering and has been responsible for scaling the accounting and finance team, processes and systems. Prior to joining us, Mr. Thompson spent over 15 years in Ernst & Young’s assurance practice, working extensively with biotechnology, pharmaceutical and medical device companies in all stages of development. Mr. Thompson received a B.S. in Economics and Accounting from The College of the Holy Cross.

Michael Hannay, D.Sc. has served as our Chief Product and Supply Chain Officer since March 2024. From April 2022, when he joined our Company, until March 2024, he was our Senior Vice President and Head of CMC. Dr. Hannay brings over 30 years of CMC leadership experience to our Company. Most recently, from September 2019 to April 2022, Dr. Hannay served as the Managing Director for the Medicines Technology Innovation Facility, a group dedicated to accelerating the development and commercialization of innovative medical technologies and devices through partnerships with academia and National Health Service Trusts. Prior to that, Dr. Hannay was General Manager for the U.K.-based Bio Pharma Services Division of the pharmaceutical company Thermo Fisher Scientific, with responsibility for over 800 staff members across multiple functions. Dr. Hannay has also held roles at the pharmaceutical companies Sanofi, Schwarz Pharma, Teva Pharmaceuticals, and AstraZeneca where he led scientists in the U.K., United States, and Sweden developing the formulations, medical devices, drug substance manufacturing processes and associated analytical methods that contributed to AstraZeneca’s innovative new medicines. Dr. Hannay is an honorary Professor at the College of Medicine, Biological Sciences and Psychology at the University of Leicester and a visiting Professor at the School of Pharmacy, DeMontfort University. Dr. Hannay is also on the board of directors of the BioIndustry Association. Dr. Hannay received his M.Sc. in Pharmaceutical Science from University of Brighton, his MBA from the Open University and his Doctor of Science at DeMontfort University.

Jennifer Perry, Pharm.D. has served as our Chief Operating Officer since March 2026. Prior to her appointment as Chief Operating Officer, Dr. Perry served as our Chief Strategy Officer and Head of Commercial from July 2024 to March 2026. Dr. Perry previously served as our Senior Vice President, Commercial from April 2023 to July 2024, and as our Vice President, Global Scientific Engagement and Medical Affairs from August 2022 to April 2023. Dr. Perry has over 20 years of experience in the biotechnology and pharmaceutical industries, with 15 years in oncology. Prior to joining us, from August 2020 to August 2022, Dr. Perry served as Vice President, Hematology Oncology Sales at TG Therapeutics, Inc. and previously served as Vice President, US Oncology Sales at GSK/Tesaro from July 2019 to August 2020. Dr. Perry received her Pharm.D. from the University of Illinois Chicago.

Michael Skynner, Ph.D. has served as our Chief Scientific Officer since January 2026. Prior to his appointment as Chief Scientific Officer, Dr. Skynner served as our Chief Technology Officer from January 2022 to January 2026, as our Chief Operating Officer from January 2018 to January 2022, and as our Vice President of Operations from January 2016 to January 2018. Prior to joining us, Dr. Skynner worked at Pfizer Inc., a pharmaceutical company, from

September 2013 to January 2016, where he was Head of Rare Disease Alliances, led rare disease efforts in Europe and founded and ran the Pfizer Rare Disease Consortium. Prior to Pfizer, from May 2008 to September 2013, Dr. Skynner worked at GlaxoSmithKline plc, a pharmaceutical company, where he focused on developing therapeutics targeting inflammatory kinases. Prior to GlaxoSmithKline, in 2001, Dr. Skynner co-founded Cambridge Biotechnology Ltd, which specialized in developing small molecule and peptide therapeutics for inflammation and metabolic diseases before its trade sale to Biovitrum in 2005. Dr. Skynner obtained his Ph.D. in biochemistry from Imperial College.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of compensation paid to our Chief Executive Officer, and the next two most highly compensated executive officers who were serving as our executive officers as of December 31, 2025. We refer to the three individuals listed in the table below collectively as our named executive officers (“NEOs”):

						Non‑Equity
				Option	Stock	Incentive Plan		All Other
		Salary		Awards	Awards	Compensation		Compensation		Total
Name and Principal Position	Year	($)		($)(1)(2)	($)(1)(2)	($)(3)		($)		($)
Kevin Lee, Ph.D., MBA	2025	862,339	(4)	2,961,297	1,724,800	543,642	(4)	249,395	(4)(6)	6,341,473
Chief Executive Officer	2024	759,566		1,967,499	1,392,160	653,211		84,782		4,857,218
Michael Skynner, Ph.D.(5)	2025	612,471	(4)	836,470	490,000	319,355	(4)	68,714	(4)(6)	2,327,010
Chief Scientific Officer
Alistair Milnes(7)	2025	578,189	(4)	836,470	490,000	322,520	(4)	65,245	(4)(6)	2,292,424
Chief Corporate Development Officer	2024	538,931		977,403	705,120	309,860		60,259		2,591,573
(1)	The amounts reported in these columns for 2025 represent the aggregate grant date fair value of option awards and RSUs granted to our NEOs as computed in accordance with ASC 718. See Note 8 to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 17, 2026 for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards and RSUs. Note that the amounts reported in this column do not reflect the actual economic value that may be realized by the NEOs.
(2)	See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)	The amounts reported in this column for 2025 represent annual performance-based cash compensation earned based on the achievement of Company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. See “—Narrative Disclosure to Summary Compensation Table—Annual Performance-Based Cash Compensation” for a description of the material terms pursuant to which this compensation was awarded.
(4)	The amounts for 2025 have been converted from GBP to USD using an exchange rate of 1 GBP : 1.3186 USD based upon a 12-month average rate during the year ended December 31, 2025.
(5)	Dr. Skynner served as our Chief Technology Officer during 2025. Effective as of January 1, 2026, Dr. Skynner serves as our Chief Scientific Officer. Dr. Skynner was not a NEO in 2024, and as such, we have not reported any 2024 compensation for Dr. Skynner.
(6)	All other compensation for 2025 consisted of the following:

			Employer Personal	Cash Paid in Lieu
	Tax-Related	Medical	Pension Plan (EPPP)	of EPPP
	Reimbursements	Coverage	Contributions	Contributions	Total
Name	($)	($)	($)	($)	($)
Kevin Lee, Ph.D., MBA	154,165	3,320	13,186	78,724	249,395
Michael Skynner, Ph.D.	—	2,915	13,186	52,613	68,714
Alistair Milnes	—	3,064	13,186	48,995	65,245

(7)	Mr. Milnes served as our Chief Operating Officer during 2025. Effective on March 17, 2026, Mr. Milnes was appointed as our Chief Corporate Development Officer.

Narrative Disclosure to the Summary Compensation Table

Compensation Objectives and Philosophy

Our mission is to become a leading pharmaceutical company by pioneering Bicycle molecules as a novel therapeutic modality to treat diseases that are inadequately addressed with existing treatment modalities. The Compensation Committee believes that the most effective compensation program is one that rewards sustainable value creation for our shareholders, by delivering strong company performance, as well as tangible progress towards achieving our mission. The objectives of our executive compensation program are to:

●	motivate our executive officers to achieve goals by closely linking the pay they receive to their performance and our performance;
●	attract and retain superior individuals to serve as our executive officers using market competitive compensation that is variable and “at risk”;
●	provide incentives that motivate and reward the achievement of performance goals that directly correlate to the execution of our strategy and the enhancement of shareholder value, as well as to facilitate executive retention; and
●	align executives’ interests with those of shareholders through long-term incentives linked to achievement of multi-year strategic goals.

To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation program to determine components of compensation and establish compensation levels that are appropriate based on each executive’s level of experience, performance, growth potential, job responsibility and criticality of role, and that align with our size and stage of development in our industry.

The components of our 2025 executive compensation program are described below.

Annual Base Salary

We provide our executive officers with a level of fixed cash compensation in the form of a base salary. In establishing base salaries, the Compensation Committee exercises its judgment and discretion and considers several factors, including the performance of the individual executive officer, the officer’s potential to contribute to our long-term strategic goals, the officer’s role and scope of responsibilities within our organization, individual experience and skills, the officer’s compensation as compared to similarly situated executives at companies in our peer group, competitive market dynamics for the position and the input of our CEO. None of our NEOs is currently party to an employment or other agreement or arrangement providing for automatic or scheduled base salary increases. See “—Employment and Service Arrangements with Our Named Executive Officers” for additional information.

Annual Performance-Based Cash Compensation

The Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”) for executive officers is a cash-based plan that rewards NEOs and other members of our management team for the achievement of key short-term objectives. The structure of the Bonus Plan incentivizes management to achieve clinical, research and development, operational, and organizational results that the Compensation Committee views as critical to the execution of our business strategy. The amount of the annual payout, if any, under the Bonus Plan is based on achievement against two categories: Corporate Performance and Personal Performance. The annual cash bonus payments are determined in accordance with the following payout formula: (Target Opportunity) x (Company Performance %) x (Personal Performance %).

Target Opportunity. The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s annual base salary, or if there was a change in base salary due to promotions or in the case of a new hire, the salary paid during the year, and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to percentages of salary of companies in our peer group and the proportion of total direct compensation represented by the annual cash incentive.

Corporate Performance Goals. As a pre-commercial pharmaceutical company, we do not have product revenue or profits at this stage and the Compensation Committee’s view is that our success is best measured by achievement of research and development milestones and other key strategic and operational goals. Thus, the Bonus Plan is designed to directly tie our executive’s pay outcomes to achievement of these key goals, while providing the Compensation Committee with the ability to exercise its best judgment in determining the overall level of corporate and personal achievement. The Compensation Committee formulated the goals after obtaining input from our executive officers regarding the annual operating plan, expected research and development advancements and related risks. Based on this information, the Compensation Committee established the performance-based metrics and targets for the Bonus Plan with goals that it considered rigorous and challenging and that took into account the relevant risks and opportunities. The 2025 corporate goals were weighted based on the importance to the business and value they provide to shareholders. The Compensation Committee also established stretch goals to incentivize the achievement of specified additional objectives, consistent with our pay for performance compensation philosophy. While our corporate performance goals vary from year to year, our goals for 2025 included: clinical development goals to progress our product candidates zelenectide pevedotin, nuzefatide pevedotin (formerly BT5528), and BT7480; research and development goals to advance our discovery programs, including our Bicycle® radioligands pipeline and radioisotope supply; and organizational goals including extending our cash runway.

Personal Performance. In determining Bonus Plan payouts, the Compensation Committee also evaluated the personal performance of our employees. The Compensation Committee views the inclusion of personal performance as an important component of the annual performance-based cash compensation because it motivates employees to maximize their personal performance, even if overall corporate performance is lower. In assessing the personal performance of our NEOs, the Compensation Committee, with the input of our CEO for our other NEOs, considered each such NEO’s individual contributions to the achievement of our 2025 corporate performance goals, and such NEO’s personal performance in helping to execute on our strategic and operating initiatives.

For 2025, the Board determined a corporate goal achievement level of 97% and also approved an individual performance multiplier applicable to those employees receiving top performance rankings. The amounts reported for 2025 represent the NEOs’ respective cash bonus payments based upon the attainment of 97% of corporate performance targets and individual performance. These performance-based bonuses are reflected above in the column of the Summary Compensation Table entitled “Non-Equity Incentive Plan Compensation.”

Equity-Based Incentive Awards

The third and largest component of the executive compensation program is long-term equity incentives. The Compensation Committee designed the long-term incentive opportunity for our NEOs to motivate and reward executive officers to achieve multi-year strategic goals and deliver sustained long-term value to shareholders.

We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed by us over the required term.

Our 2020 Equity Incentive Plan with Non-Employee Sub-Plan, as amended from time to time (the “2020 Plan”), is the successor to our 2019 Share Option Plan and allows the Compensation Committee to grant options to purchase ordinary shares and other share-based awards to our officers, employees, directors and other service providers (including consultants). We award equity grants broadly to our employees, including to our non-executive employees. Grants to our NEOs and other employees are made at the discretion of the Compensation Committee and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

In connection with our annual grant process, on January 2, 2025, our Compensation Committee granted each of Dr. Lee, Dr. Skynner and Mr. Milnes an option to purchase 308,000, 87,000 and 87,000 of our ordinary shares, respectively, at an exercise price of $14.00 per share, and an RSU award of 123,200, 35,000 and 35,000 ordinary shares, respectively, under the 2020 Plan. In determining the number of options and RSUs to be granted to each NEO, the

Compensation Committee took into account both the range of annual long-term incentive award values granted to executive officers at companies in our peer group and the range of grant size as a percent of the company in our peer group.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2025. All options are options to purchase ordinary shares.

			Option Awards				Stock Awards
								Market
			Number of	Number of				Value of
			Securities	Securities			Number of	Shares or
			Underlying	Underlying			Shares or	Units of
			Unexercised	Unexercised	Option		Units of Stock	Stock That
			Options	Options	Exercise	Option	That Have	Have Not
			(#)	(#)	Price	Expiration	Not Vested	Vested
Name	Grant Date		Exercisable	Unexercisable	($)	Date	(#)	($)(1)
Kevin Lee, Ph.D., MBA	12/17/2018		164,743	—	0.01	12/13/2028	—	—
	4/25/2019		44,897	—	8.03	4/24/2029	—	—
	6/28/2019		306,252	—	14.00	6/27/2029	—	—
	1/2/2020		210,000	—	9.82	1/2/2030	—	—
	1/4/2021		250,000	—	17.95	1/4/2031	—	—
	1/3/2022	(2)	97,916	2,084	60.87	1/3/2032	—	—
	1/3/2022	(3)	—	—	—	—	3,125	22,125
	1/3/2023	(2)	83,854	31,146	29.60	1/3/2033	—	—
	1/3/2023	(3)	—	—	—	—	17,969	127,221
	1/2/2024	(2)	74,270	80,730	18.08	1/2/2034	—	—
	1/2/2024	(3)	—	—	—	—	43,313	306,656
	1/2/2025	(2)	—	308,000	14.00	1/2/2035	—	—
	1/2/2025	(3)	—	—	—	—	123,200	872,256
Michael Skynner, Ph.D.	12/17/2018		49,143	—	0.01	12/13/2028	—	—
	12/17/2018		12,252	—	0.01	12/13/2028	—	—
	4/25/2019		10,464	—	8.03	4/24/2029	—	—
	6/28/2019		183,895	—	14.00	6/27/2029	—	—
	1/2/2020		60,000	—	9.82	1/2/2030	—	—
	1/4/2021		70,500	—	17.95	1/4/2031	—	—
	1/3/2022	(2)	29,375	625	60.87	1/3/2032	—	—
	1/3/2022	(3)	—	—	—	—	938	6,641
	1/3/2023	(2)	25,520	9,480	29.60	1/3/2033	—	—
	1/3/2023	(3)	—	—	—	—	5,469	38,721
	1/2/2024	(2)	26,833	29,167	18.08	1/2/2034	—	—
	1/2/2024	(3)	—	—	—	—	15,750	111,510
	1/2/2025	(2)	—	87,000	14.00	1/2/2035	—	—
	1/2/2025	(3)	—	—	—	—	35,000	247,800
Alistair Milnes	1/12/2021	(2)	46,845	—	20.12	1/12/2031	—	—
	1/3/2022	(2)	97,916	2,084	60.87	1/3/2032	—	—
	1/3/2022	(3)	—	—	—	—	938	6,641
	1/3/2023	(2)	25,520	9,480	29.60	1/3/2033	—	—
	1/3/2023	(3)	—	—	—	—	5,469	38,721
	1/2/2024	(2)	36,895	40,105	18.08	1/2/2034	—	—
	1/2/2024	(3)	—	—	—	—	21,938	155,321
	1/2/2025	(2)	—	87,000	14.00	1/2/2035	—	—
	1/2/2025	(3)	—	—	—	—	35,000	247,800
(1)	Calculated based on the closing price per share of our ordinary shares on December 31, 2025, which was $7.08.
(2)	One-fourth of the shares subject to the option vest on the one-year anniversary of the grant date, and the remaining vest in 36 substantially equal monthly installments thereafter.
(3)	One-fourth of the total number of RSUs vest on the one-year anniversary of the grant date, and the remaining RSUs vest in 12 equal quarterly installments thereafter.

Employment and Service Arrangements with Our Named Executive Officers

Below are descriptions of our employment and service agreements and arrangements with our NEOs. The agreements generally provide for at-will employment without any specific term and set forth the NEO’s annual base salary, annual target bonus and certain severance benefits upon a qualifying termination of employment or change in control of our company.

Kevin Lee, Ph.D., MBA

Our subsidiary BicycleTx Limited (“BicycleTx”) entered into an amended and restated service agreement with Dr. Lee effective on September 26, 2019, (as subsequently amended from time to time, the “Lee Service Agreement”). Pursuant to the Lee Service Agreement, Dr. Lee currently serves as our Chief Executive Officer and reports to our Board. Dr. Lee’s salary is set and paid in GBP. Dr. Lee’s annual base salary for 2025 was £654,000 (or $820,842, converted by reference to the GBP : USD exchange rate on December 31, 2024 of 1.25511), and his annual base salary for 2026 was increased by 3.5% to £676,900 (or $909,645, converted by reference to the GBP : USD exchange rate on December 31, 2025 of 1.34384). Dr. Lee is eligible for an annual performance bonus, the target for which in 2025 was set at 65% of his annual base salary, which may be paid in cash, in whole or in part, or options to purchase our ordinary shares at Dr. Lee’s election and with the agreement of the Compensation Committee. Dr. Lee received a cash bonus for 2025 performance in the amount of $543,642. Dr. Lee’s target bonus for 2026 is set at 65% of his 2026 annual base salary. Dr. Lee is also eligible to participate in BicycleTx’s employee benefit plans generally available to BicycleTx executive employees, subject to the terms of those plans.

Dr. Lee’s employment has no specified term and can be terminated by either party by giving the other party no less than six months’ notice in writing. Dr. Lee’s employment may be terminated, immediately and without notice, pursuant to the conditions specified in the Lee Service Agreement, in which event Dr. Lee would then be entitled to certain accrued obligations and may, depending on the circumstances, be entitled to receive payment in lieu of salary and benefits for all or any part of the notice period to which he would otherwise have been entitled. The Lee Service Agreement also binds Dr. Lee to customary confidentiality, intellectual property and post-termination covenants. If Dr. Lee’s employment is terminated as a result of his death, by BicycleTx without Cause or by Dr. Lee for Good Reason (each as defined in the Lee Service Agreement), BicycleTx will owe Dr. Lee severance pay, the amount of which will depend on whether such termination occurs within the 12-month period following a Change of Control (as defined in the Lee Service Agreement) of us. If such termination occurs within such 12-month period, Dr. Lee will be entitled to receive a payment equal to 2 times his then annual base salary and 1.5 times his then target annual performance bonus, and benefits continuation (or cash in lieu thereof) for 24 months following his termination. Any equity awards held by Dr. Lee subject to time-based vesting would also become fully vested. If such termination occurs other than within the 12-month period following a Change of Control of us, Dr. Lee will be entitled to receive a payment equal to one times his then annual base salary, and benefits continuation (or cash in lieu thereof) for 12 months following termination. In order to receive any severance under the Lee Service Agreement, Dr. Lee must sign and not revoke a separation agreement that includes a release of claims and a reaffirmation of the non-competition provisions of the Lee Service Agreement.

Michael Skynner, Ph.D.

BicycleTx entered into an amended and restated service agreement with Dr. Skynner effective on September 26, 2019 (as subsequently amended from time to time, the “Skynner Service Agreement”). Dr. Skynner served as our Chief Technology Officer during 2025 and, effective January 1, 2026, Dr. Skynner serves as our Chief Scientific Officer and reports to our Chief Executive Officer. Dr. Skynner’s base salary for 2025 was £464,500 (or $582,999, converted by reference to the GBP : USD exchange rate on December 31, 2024 of 1.25511) and his annual performance bonus target was 50% of his annual base salary. Dr. Skynner received a cash bonus for 2025 performance in the amount of $319,355. Dr. Skynner’s base salary for 2026 was increased by our Compensation Committee to £480,800 (or $646,118, converted by reference to the GBP : USD exchange rate on December 31, 2025 of 1.34384). Dr. Skynner’s target bonus for 2026 is set at 50% of his 2026 annual base salary. Dr. Skynner is also eligible to participate in BicycleTx’s employee benefit plans generally available to BicycleTx executive employees, subject to the terms of those plans.

Dr. Skynner’s employment has no specified term but can be terminated by either party in writing giving the other no less than six months’ notice. Dr. Skynner’s employment may be terminated, immediately and without notice, pursuant to the conditions specified in the Skynner Service Agreement, in which event Dr. Skynner would then be entitled to certain accrued obligations and may, depending on the circumstances, be entitled to receive payment in lieu of salary and benefits for all or any part of the notice period to which he would otherwise have been entitled. The Skynner Service Agreement also binds Dr. Skynner to customary confidentiality, intellectual property and post-termination covenants. If Dr. Skynner’s employment is terminated as a result of his death, by BicycleTx without Cause or by Dr. Skynner for Good Reason (each as defined in the Skynner Service Agreement), BicycleTx will owe Dr. Skynner severance pay, the amount of which will depend on whether such termination occurs within the 12-month period following a Change of Control (as defined in the Skynner Service Agreement) of us. If such termination occurs within such 12-month period, Dr. Skynner will be entitled to receive a payment equal to 1.5 times his then annual base salary and one times his then target annual performance bonus, and benefits continuation (or cash in lieu thereof) for 18 months following his termination. Any equity awards held by Dr. Skynner subject to time-based vesting would also become fully vested. If such termination occurs other than within the 12-month period following a Change of Control of us, Dr. Skynner will be entitled to receive a payment equal to nine months of his then annual base salary, and benefits continuation (or cash in lieu thereof) for 9 months following termination. In order to receive any severance under the Skynner Service Agreement, Dr. Skynner must sign and not revoke a separation agreement that includes a release of claims and a reaffirmation of the non-competition provisions of the Skynner Service Agreement.

Alistair Milnes

BicycleTx entered into a service agreement with Mr. Milnes on January 5, 2022 (as subsequently amended from time to time, the “Milnes Service Agreement”). Mr. Milnes served as our Chief Operating Officer during 2025 and, effective March 17, 2026, serves as our Chief Corporate Development Officer. Mr. Milnes’ base salary for 2025 was £438,500 (or $550,366, converted by reference to the GBP : USD exchange rate on December 31, 2024 of 1.25511) and his annual performance bonus target was 50% of his annual base salary. Mr. Milnes received a cash bonus for 2025 performance in the amount of $322,520. Mr. Milnes’ base salary for 2026 was increased by our Compensation Committee to £453,800 (or $609,835, converted by reference to the GBP : USD exchange rate on December 31, 2025 of 1.34384). Mr. Milnes’ target bonus for 2026 is set at 50% of his 2026 annual base salary. Mr. Milnes is also eligible to participate in BicycleTx’s employee benefit plans generally available to BicycleTx executive employees, subject to the terms of those plans.

Mr. Milnes’ employment has no specified term but can be terminated by either party in writing giving the other no less than six months’ notice. Mr. Milnes’ employment may be terminated, immediately and without notice, pursuant to the conditions specified in the Milnes Service Agreement, in which event Mr. Milnes would then be entitled to certain accrued obligations and may, depending on the circumstances, be entitled to receive payment in lieu of salary and benefits for all or any part of the notice period to which he would otherwise have been entitled. The Milnes Service Agreement also binds Mr. Milnes to customary confidentiality, intellectual property and post-termination covenants. If Mr. Milnes’ employment is terminated as a result of his death, by BicycleTx without Cause or by Mr. Milnes for Good Reason (each as defined in the Milnes Service Agreement), BicycleTx will owe Milnes severance pay, the amount of which will depend on whether such termination occurs within the 12-month period following a Change of Control (as defined in the Milnes Service Agreement) of us. If such termination occurs within such 12-month period, Mr. Milnes will be entitled to receive a payment equal to 1.5 times his then annual base salary and one times his then target annual performance bonus, and benefits continuation (or cash in lieu thereof) for 18 months following his termination. Any equity awards held by Mr. Milnes subject to time-based vesting would also become fully vested. If such termination occurs other than within the 12-month period following a Change of Control of us, Mr. Milnes will be entitled to receive a payment equal to nine months of his then annual base salary, and benefits continuation (or cash in lieu thereof) for 9 months following termination. In order to receive any severance under the Milnes Service Agreement, Mr. Milnes must sign and not revoke a separation agreement that includes a release of claims and a reaffirmation of the non-competition provisions of the Milnes Service Agreement.

Other Benefits

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits pursuant to the U.S. Internal Revenue Code of 1986, as amended (the “Code”). We have the ability to make discretionary contributions to the 401(k) plan and currently match each participant’s contribution up to a maximum of 4% of their eligible compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Pension Plan

We currently maintain a defined contribution retirement plan, commonly referred to in the U.K. as a personal pension plan, provided by Scottish Widows Group, through which we make contributions to each of our eligible U.K. employee’s personal pension plan accounts, in an amount selected by us. In 2025, for employees with the job title ‘director’ and above, including the applicable NEOs, we contributed an amount equal to 12% of each participant’s basic annual earned salary to the participant’s personal pension plan account. For all other employees, this amount was equal to 10% of each participant’s basic annual earned salary, and all employees, subject to certain criteria based on their circumstances, have the option to receive the cash equivalent of this contribution at the election of the relevant employee. Each participant may also make additional contributions at his or her discretion.

Perquisites

We do not provide perquisites to our executive officers, other than to Dr. Lee, who received certain one-time tax-related reimbursements in 2025.

Health and Welfare Benefits

All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees.

Additional Compensation Policies and Practices

Clawback Policy

In October 2023, the Compensation Committee of our Board adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, we grant share options to our employees, including the NEOs. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants on the first trading day of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in the prior quarter of the prior fiscal year. Also, non-employee directors receive automatic grants of initial and annual share option awards at the time of a director’s initial appointment or election to the Board and on the first trading day of our fiscal year, respectively, pursuant to the Non-Employee

Director Compensation Policy, as further described under the section heading “Non-Employee Director Compensation—Non-Employee Director Compensation Policy.” We do not otherwise maintain any written policies on the timing of awards of share options, SARs, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of share option grants and does not seek to time the award of share options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

Share Ownership Guidelines

In order to further align the interests of our leadership with those of our shareholders and advance our commitment to sound corporate governance, our Board implemented in December 2024, and as amended from time to time, share ownership guidelines for our executive officers and directors. Under our guidelines, our directors, and our CEO and his direct reports are expected to own ordinary shares of the Company based on a multiple of base salary (for officers) or annual cash retainer (for non-employee directors). Our CEO is expected to own shares valued at least three times his base salary, other officers are expected to own shares with value at least equal to their base salary, and non-employee directors are expected to own shares valued at least three times their annual cash retainer. Vested and unvested share options and any unearned performance-based restricted share units are not included as shares held for the purposes of our share ownership guidelines. The guidelines establish a five-year deadline for covered individuals to meet the ownership requirements. Our share ownership guidelines are overseen by our Compensation Committee.

Anti-Hedging and Anti-Pledging Policies

Our insider trading compliance policy prohibits our directors and executive officers, including their immediate family members and other persons with whom they share a household, and economic dependents from (i) engaging in any forms of hedging or short-selling transactions involving our securities, (ii) pledging our securities as collateral for loans, or (iii) purchasing our stock on margin or holding it in a margin account. This policy applies to all of our securities held, including publicly traded options and any other derivative securities.

Compensation Risk Assessment

The Compensation Committee is responsible for evaluating, recommending, and approving executive officer compensation arrangements, plans, policies and programs and performs an annual assessment of the risks they impose. In consultation with management, the Compensation Committee assessed our executive officer compensation arrangements, plans, policies and programs and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. This risk assessment included, among other things, a review of the extent to which our compensation policies and practices could lead to excessive risk-taking behavior, the manner in which any risks arising out of our compensation policies and practices are monitored and mitigated, and any adjustments that may be necessary to address changes in our risk profile.

Tax Considerations; Section 162(m)

When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. The Compensation Committee may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in our best interests and our shareholders.

Accounting Policies for Share-Based Compensation

We follow ASC 718 for our share-based compensation awards. ASC 718 requires companies to estimate the grant date “fair value” of share-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their share-based awards in their statements of operations over the period that an employee is required to render service in exchange for the award. Grants of share options and RSUs under our equity incentive award plans are accounted for under ASC 718. Our Board or Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs.

We have no program, practice or plan to grant equity awards in coordination with the release to material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of equity awards or other compensation, and we have no plan to do so.

PAY VERSUS PERFORMANCE

This disclosure has been prepared in accordance with Section 953 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and Item 402(v) of Regulation S-K under the Exchange Act, and does not necessarily reflect value actually received or realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance.

The following tables and related disclosures provide information about (i) the total compensation of our CEO, and the average of the total compensation of our other NEOs (“Non-CEO NEOs”) as presented in the Summary Compensation Table (“SCT”) on page 37 of this proxy statement, (ii) the compensation actually paid (“Compensation Actually Paid”) to our CEO and the average of the Compensation Actually Paid to our Non-CEO NEOs, as calculated pursuant to the SEC’s pay versus performance rules, (iii) certain financial performance measures, and (iv) the relationship of the Compensation Actually Paid to those financial performance measures.

			Average		Value of
	Summary		Summary	Average	Fixed $100
	Compensation	Compensation	Compensation	Compensation	Investment Based On
	Table Total	Actually Paid	Table Total	Actually Paid	Total	Net
	for CEO	to CEO	for Non-CEO NEOs	to Non-CEO NEOs	Shareholder Return	Loss
Year	($)(1)	($)(1)(2)(3)	($)(1)	($)(1)(2)(3)	($)(4)	$000s(5)
2025	6,341,473	1,927,109	2,309,717	880,499	23.92	(218,960)
2024	4,857,218	3,333,586	2,258,821	1,574,319	47.30	(169,031)
2023	5,540,400	625,065	2,777,279	2,039,543	61.08	(180,664)
(1)	The CEO for 2025, 2024 and 2023 is Kevin Lee, Ph.D., MBA. The Non-CEO NEOs for whom the average compensation is presented in this table for 2025 are Michael Skynner, Ph.D and Alistair Milnes. The Non-CEO NEOs for whom the average compensation is presented in this table for 2024 are Alethia Young, former Chief Financial Officer, Mr. Milnes, Santiago Arroyo, M.D., Ph.D., former Chief Development Officer, and Michael Hannay, D.Sc. The Non-CEO NEOs for whom the average compensation is presented in this table for 2023 are Ms. Young and Dr. Arroyo.
(2)	The amounts shown as Compensation Actually Paid or Average Compensation Actually Paid, as applicable, have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by our CEO and Non-CEO NEOs. These amounts reflect total compensation or average total compensation, as applicable, as set forth in the SCT for each year, adjusted as described in footnote 3 below.
(3)	Compensation Actually Paid or Average Compensation Actually Paid, as applicable, reflects the exclusions and inclusions for the CEO and Non-CEO NEOs set forth below. Amounts excluded, which are set forth in the “Minus Option and Stock Awards from SCT” column below, represent the Option and Stock Awards columns of the SCT for 2025. Amounts added back to determine Compensation Actually Paid are set forth in the table below, as applicable: (i) the fair value as of the end of the year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end the year; and (iii) the change in fair value during the year of equity awards granted in prior years that vested during the year. No equity awards granted during any of the years presented were both granted and vested during the year. No awards granted in prior years failed to meet the applicable vesting conditions during any of the years presented. Equity award fair values used in the computations below are calculated in accordance with ASC Topic 718.

			Plus Year-End	Plus Change in	Plus Change in
	Summary	Minus Option	Fair Value of	Fair Value of	Fair Value of
	Compensation	and Stock	Unvested Equity	Unvested Equity	Prior Years’	Compensation
	Table Total	Awards from	Awards Granted	Awards Granted	Awards Vested	Actually Paid
	for CEO	SCT	During Year	in Prior Years	During Year	to CEO
Year	($)	($)	($)	($)	($)	($)
2025	6,341,473	(4,686,097)	1,833,118	(1,086,012)	(475,373)	1,927,109

			Plus Avg. Year-End	Plus Avg. Change	Plus Avg. Change
	Avg. Summary	Minus Avg.	Fair Value of	in Fair Value of	in Fair Value of	Average
	Compensation	Options and	Unvested Equity	Unvested Equity	Prior Years’	Compensation
	Table Total	Stock Awards	Awards Granted	Awards Granted	Awards Vested	Actually Paid
	for Non-CEO NEOs	from SCT	During Year	in Prior Years	During Year	to Non-CEO NEOs
Year	($)	($)	($)	($)	($)	($)
2025	2,309,717	(1,326,470)	519,143	(433,180)	(188,711)	880,499

The assumptions used in determining fair value of the share options that vested during 2025, or that were outstanding and unvested as of December 31, 2025, as applicable, are as follows:

2025
Risk-free interest rate	3.5% - 4.4%
Expected volatility	62.4% - 70.9%
Expected dividend yield	0%
Expected term (in years)	3.0 - 6.0

(4)	Cumulative Total Shareholder Return (“TSR”) illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our ordinary shares on December 31, 2022, calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(5)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Description of Relationship between Compensation Actually Paid and Cumulative TSR

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average Compensation Actually Paid to our Non-CEO NEOs, and our cumulative TSR over the fiscal three-year period from 2023 through 2025:

Description of Relationship Between Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our Net Loss over the fiscal three-year period from 2023 through 2025:

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a) (#)	Weighted-average exercise price of outstanding options, warrants (b) ($) (2)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c) (#) (3)
Equity compensation plans approved by security holders(1)	10,873,108	20.85	4,186,312
Equity compensation plans not approved by security holders(4)	574,419	13.29	925,581
Total	11,447,527		5,111,893
(1)	Includes grants under the 2019 Share Option Plan and the 2020 Plan. Amounts include 9,228,687 options outstanding under our 2019 Share Option Plan and 2020 Plan and 1,644,421 RSUs outstanding under our 2020 Plan. There are no outstanding awards under the 2019 Employee Share Purchase Plan (the “ESPP”).
(2)	The calculation does not take into account the 1,644,421 ordinary shares subject to RSU. Such ordinary shares will be issued at the time the RSUs vest and settle, subject to a nominal fee of £0.01 per share.
(3)	Amounts reflect ordinary shares available for future issuance under our 2020 Plan and the ESPP. As of December 31, 2025, 2,178,641 ordinary shares remained available for issuance under the 2020 Plan and 2,007,671 ordinary shares remained available for issuance under the ESPP. The 2020 Plan provides that on each January 1st through and including January 1, 2032, the number of ordinary shares reserved and available for issuance under the 2020 Plan will automatically increase in an amount equal to 5% of the total number of issued shares in the capital of the Company outstanding on the last day of the preceding year, or a lesser number of shares determined by our Board of Directors. As of January 1, 2026, the number of ordinary shares available for issuance under the 2020 Plan increased by 3,468,394. This increase is not reflected in the table above. The ESPP provides that on each January 1st through January 1, 2029, the number of ordinary shares reserved and available for issuance under the ESPP will automatically increase by the least of: (i) 1% of the outstanding number of ordinary shares on the immediately preceding December 31; (ii) 430,000 ordinary shares or (iii) such lesser number of shares as determined by the Compensation Committee. As of January 1, 2026, the number of ordinary shares available for issuance under the ESPP increased by 430,000. This increase is not reflected in the table above.
(4)	Represents grants under the 2024 Inducement Plan, which was approved by our Board of Directors in July 2024. The 2024 Inducement Plan was adopted without shareholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Standards. The 2024 Inducement Plan allows for the granting of nonqualified share options, RSUs, and other equity awards to persons not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with us. The 2024 Inducement Plan does not provide for automatic annual share increases. As of December 31, 2025, there were 925,581 shares available for future issuance under the 2024 Inducement Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and related footnotes set forth information with respect to the beneficial ownership of our ordinary shares, as of April 1, 2026, by:

●	each beneficial owner of more than 5% of our ordinary shares;
●	each of our named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 1, 2026 are considered outstanding. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 50,269,082 ordinary shares outstanding as of April 1, 2026.

Unless otherwise indicated, the address for each of the shareholders listed in the table below is c/o Bicycle Therapeutics plc, Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom.

	Beneficial Ownership
	Number	Percent
Beneficial Owner	of Shares	of Total
5% Shareholders
Entities affiliated with Baker Bros. Advisors LP(1)	10,936,808	21.7%
Forbion Growth Opportunities Fund II Cooperatief U.A.(2)	3,452,330	6.9%
Armistice Capital, LLC(3)	3,236,000	6.4%
Entities affiliated with Invus Public Equities, L.P.(4)	3,149,049	6.3%
Named Executive Officers and Directors
Kevin Lee, Ph.D., MBA(5)	1,689,633	3.3%
Michael Skynner, Ph.D.(6)	579,457	1.1%
Alistair Milnes(7)	292,236	*
Felix J. Baker, Ph.D.(1)	10,936,808	21.7%
Janice Bourque, MBA(8)	143,125	*
Roger Dansey, M.D.(9)	2,274	*
Jose-Carlos Gutierrez-Ramos, Ph.D.(10)	108,125	*
Hervé Hoppenot(11)	2,274	*
Alessandro Riva, M.D.(12)	18,034	*
Stephen Sands, MBA(13)	47,305	*
Charles Swanton, M.D., Ph.D., FRS, FMedSci, FRCP(14)	7,645	*
Sir Gregory Winter, FRS(15)	275,052	*
All executive officers and directors as a group (14 persons)(16)	14,222,887	22.1%
*	Less than 1%.
(1)	The information shown is as of the respective dates indicated below and is based in part on a Form 4 filed on January 6, 2026 and an Amendment No. 2 to Schedule 13D filed jointly on December 17, 2024 by the Adviser, the Adviser GP, Felix J. Baker and Julian C. Baker. Includes 10,885,357 ADSs directly held by the Funds at December 13, 2024. Such ownership does not include 19,437,944 ordinary shares into which 19,437,944 non-voting ordinary shares held by the Funds at December 13, 2024 may be redesignated on a 1-for-1 basis without additional consideration, as such redesignation is subject to beneficial ownership limitations such that the non-voting ordinary shares are only redesignated to the extent that after giving effect to such redesignation the holders thereof, their affiliates and any persons who are members of a Section 13(d) group with the holders or their affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than 19.9% of the outstanding ordinary shares. Due to such limitations, at December 13, 2024 the Funds could not redesignate any non-voting ordinary shares. The Adviser GP is the sole general partner of the Adviser. Pursuant to management agreements, as amended, among the Adviser, the Funds and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds and thus the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. The Adviser GP and the Adviser, and Felix J. Baker and Julian C. Baker as managing members of the Adviser GP, may be deemed to be beneficial owners of securities directly held by the Funds. In addition, the number of shares beneficially owned includes 34,301 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026, as well as 17,150 ordinary shares associated with vested RSUs which may be settled within 60 days of April 1, 2026, both granted to Felix J. Baker, in his capacity as a member of our Board. The policies of the Funds and the Adviser do not permit managing members of the Adviser GP to receive compensation for serving as a director on our Board, and the Funds are instead entitled to an indirect proportionate pecuniary interest in these securities. Solely as a result of their ownership interest in (i) the general partners of the Funds and (ii) the Funds, Felix J. Baker and Julian C. Baker may be deemed to have an indirect pecuniary interest in the ordinary shares received upon settlement of RSUs and ordinary shares received upon the exercise of share options (i.e. no direct pecuniary interest), in each case that are issued as compensation for Felix J. Baker’s service on our Board. The address of the Adviser, the Adviser GP, Felix J. Baker and Julian C. Baker is 860 Washington Street, 3rd Floor, New York, New York 10014.
(2)	The information shown is as of November 21, 2024 and is based on a Schedule 13G filed on December 19, 2024. Consists of 3,452,330 ADSs, representing 3,452,330 ordinary shares, held by Forbion Growth Opportunities Fund II Cooperatief U.A. (“Forbion Growth II COOP”). Forbion Growth II Management B.V. (“Forbion Growth II”), the director of Forbion Growth II COOP, may be deemed to have voting and investment power over the shares held directly by Forbion Growth II COOP. The address of the principal business and principal office of Forbion Growth II COOP and Forbion Growth II is c/o Forbion Capital Partners, Gooimeer 2-35, 1411 DC Naarden, The Netherlands.
(3)	The information shown is as of December 31, 2025 and is based on a Schedule 13G filed on February 18, 2026. Consists of 3,236,000 ADSs, representing 3,236,000 ordinary shares, beneficially owned by Armistice Capital, LLC (“Armistice Capital”) and Steven Boyd. Armistice Capital is the investment manager of Armistice Capital Master Fund Ltd. (“Master Fund”), the direct holder of the shares, and pursuant to an investment manager agreement, Armistice Capital exercises voting and investment power over the securities held by Master Fund and thus may be deemed to beneficially own the securities held by Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities held by Master Fund. Master Fund specifically disclaims beneficial ownership of the securities directly held by it by virtue of its inability to vote or dispose of such securities as a result of its investment management agreement with Armistice Capital. The address of Armistice Capital and Steven Boyd is 510 Madison Avenue, 7th Floor, New York, New York 10022.
(4)	This information shown is as of February 25, 2026 and is based on a Schedule 13G filed on March 3, 2026. Consists of 2,719,707 ADSs, representing 2,719,707 ordinary shares, directly held by Invus Public Equities, L.P. (“Invus Public Equities”) and 429,342 ADSs, representing 429,342 ordinary shares, directly held by Avicenna Life Sci Master Fund LP (“Avicenna Fund”). Invus Public Equities Advisors (“Invus PE Advisors”), as the general partner of Invus Public Equities, controls Invus Public Equities and, accordingly, may be deemed to beneficially own the shares directly held by Invus Public Equities. Invus Global Management, LLC (“Global Management”), as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, may be deemed to beneficially own the shares that Invus PE Advisors may be deemed to beneficially own. Siren, L.L.C. (“Siren”), as the managing member of Global Management, controls Global Management and, accordingly, may be deemed to beneficially own the shares that Global Management may be deemed to beneficially own. Avicenna Life Sci Master GP LLC (“Avicenna GP”), as the general partner of Avicenna Fund, controls Avicenna Fund and, accordingly, may be deemed to beneficially own the shares directly held by Avicenna Fund. Ulys, L.L.C. (“Ulys”), as the managing member of Avicenna GP, controls Avicenna GP and, accordingly, may be deemed to beneficially own the shares that Avicenna GP may be deemed to beneficially own. Mr. Raymond Debbane, as the managing member of Siren and Ulys, controls Siren and Ulys and, accordingly, may be deemed to beneficially own the shares that Siren and Ulys may be deemed to beneficially own. The address of Invus Public Equities, Avicenna Fund, Invus PE Advisors, Global Management, Siren, Avicenna GP, Ulys and Mr. Raymond Debbane is 750 Lexington Avenue, 30th Floor, New York, New York 10022.
(5)	Consists of one ordinary share, 308,720 ADSs, representing 308,720 ordinary shares, 1,364,807 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 16,105 ordinary shares issuable upon the vesting and settlement of RSUs within 60 days of April 1, 2026.
(6)	Consists of 41,123 ordinary shares, 26,218 ADSs, representing 26,218 ordinary shares, 507,086 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 5,030 ordinary shares issuable upon the vesting and settlement of RSUs within 60 days of April 1, 2026.
(7)	Consists of one ordinary share, 36,591 ADSs, representing 36,591 ordinary shares, and 249,927 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 5,717 ordinary shares issuable upon the vesting and settlement of RSUs within 60 days of April 1, 2026.
(8)	Consists of 10,750 ADSs, representing 10,750 ordinary shares, and 117,750 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 14,625 ordinary shares associated with vested RSUs which may be settled within 60 days of April 1, 2026.
(9)	Consists of 1,516 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 758 ordinary shares associated with vested RSUs which may be settled within 60 days of April 1, 2026.
(10)	Consists of 10,750 ADSs, representing 10,750 ordinary shares, 82,750 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 14,625 ordinary shares associated with vested RSUs which may be settled within 60 days of April 1, 2026.
(11)	Consists of 1,516 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 758 ordinary shares associated with vested RSUs which may be settled within 60 days of April 1, 2026.
(12)	Consists of 12,023 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 6,011 ordinary shares associated with vested RSUs which may be settled within 60 days of April 1, 2026.
(13)	Consists of 31,537 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 15,768 ordinary shares associated with vested RSUs which may be settled within 60 days of April 1, 2026.
(14)	Consists of 799 ADSs, representing 799 ordinary shares, 5,696 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026, 219 ordinary shares issuable upon the vesting and settlement of RSUs within 60 days of April 1, 2026 and 931 ordinary shares associated with vested RSUs which may be settled within 60 days of April 1, 2026.
(15)	Consists of 174,677 ADSs, representing 174,677 ordinary shares, 85,750 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 14,625 ordinary shares associated with vested RSUs which may be settled within 60 days of April 1, 2026.
(16)	Consists of 11,445,423 ADSs, representing 11,445,423 ordinary shares, 41,125 ordinary shares, 2,620,332 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 1, 2026 and 116,007 ordinary shares issuable upon the vesting and/or settlement of RSUs within 60 days of April 1, 2026.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board and Auditors of Bicycle Therapeutics plc for the year ended December 31, 2025

Consistent with its obligations under the Companies Act, our Board will present at the AGM our 2025 U.K. Annual Report, which has been approved by and, where appropriate, signed on behalf of our Board and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our directors’ remuneration report, including the directors’ remuneration policy, is included as Annex A to this proxy statement. A complete copy of our 2025 U.K. Annual Report, including the directors’ report, strategic report and auditor’s report on our U.K. accounts are being sent to you as part of the Proxy Materials. We will provide our shareholders with an opportunity to raise questions in relation to the 2025 U.K. Annual Report at the AGM.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The Companies Act generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The Companies Act generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Companies Act and cannot be waived by our shareholders.

Shareholder Proposals and Director Nominations for 2027 Annual General Meeting

Shareholders who intend to present proposals for inclusion in our proxy statement for our 2027 annual general meeting must electronically deliver or mail any such proposal to our Company Secretary no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or December 23, 2026. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2027 annual general meeting any shareholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

Shareholders who intend to submit proposals for consideration at our 2027 annual general meeting, but not submitted for inclusion in our proxy statement for our 2027 annual general meeting, must electronically deliver or mail any such proposal to our Company Secretary no later than 45 days before the anniversary of the date of the AGM, or May 3, 2027. However, if the date of the 2026 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the AGM, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2027 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2027 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by Rule 14a-4 of the Exchange Act. In addition, under section 338 of the Companies Act, shareholders representing at least 5% of the total voting rights of the holders entitled to vote on a resolution at an annual general meeting, or at least 100 shareholders entitled to vote at an annual general meeting and who hold, on average, shares with a paid up nominal value of at least £100 per shareholder, may require us to give notice of a resolution to be moved at the 2027 annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by our Company Secretary at least six weeks prior to the date of the 2027 annual general meeting, or, if later, at the time notice of the 2027 annual general meeting is delivered to shareholders.

In addition to satisfying the foregoing requirements under our articles of association and the Companies Act, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days before the anniversary of the AGM, or when such date falls on a Saturday, Sunday or holiday, the next business day, which is April 19, 2027.

All shareholder proposals or notices should be sent to the Company at the following address: Bicycle Therapeutics plc, Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom, Attn: Company Secretary.

Shareholder Rights

Under section 527 of the Companies Act, members meeting the threshold requirement set out in that section have the right to require us to publish on a website a statement setting out any matter relating to: (i) the audit of our accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with our auditor ceasing to hold office since the previous meeting at which annual accounts or reports were laid in accordance with section 437 of the Companies Act. We may not require the shareholders requesting any such website publication to pay our expenses in complying with sections 527 or 528 of the Companies Act. Where we are required to place a statement on a website under section 527 of the Companies Act, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which must be dealt with at the AGM includes any statement that we have been required, under section 527 of the Companies Act, to publish on a website.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single set of Proxy Materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the Proxy Materials. A single set of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker or us. Direct your written request to Bicycle Therapeutics plc, Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom, Attn: Jim Sutcliffe, Company Secretary, or contact us via telephone at +44 1223 261503. Shareholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Questions

If you have any questions or need more information about the AGM please write to us at:

Bicycle Therapeutics plc

Attn: Jim Sutcliffe, Company Secretary

Blocks A & B, Portway Building, Granta Park

Great Abington

Cambridge, CB21 6GS

United Kingdom

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Company Secretary, Bicycle Therapeutics plc, Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom.

Annex A

Directors’ Remuneration Report

Annual Statement from the Chair of the Compensation Committee

Dear Shareholders,

As the Chair of the Compensation Committee (the “Committee”), I am pleased to present, on behalf of the board of directors (the “Board”) of Bicycle Therapeutics plc (the “Parent Company” and, together with its subsidiaries, the “Company”, “Bicycle”, “our”, “we” or “us”), the Directors’ Remuneration Report for the year ended 31 December 2025 (the “Remuneration Report”).

The Remuneration Report will be subject to an advisory vote, and the Directors’ Remuneration Policy (the “Remuneration Policy”) will be subject to a binding vote, at the forthcoming Annual General Meeting to be held on 17 June 2026 (the “AGM”). If approved, it is intended that the Remuneration Policy will take effect from the date of approval and apply for a maximum period of three years (or until a revised policy is approved by shareholders). There are no other matters that the Parent Company requires approval for under Chapter 4A of Part 10 of the Companies Act 2006.

Introduction

The Remuneration Policy has not substantially changed from that approved by shareholders in 2023. The focus of the minor changes which have been made is to ensure the Remuneration Policy remains sufficiently flexible for the future. We believe that the proposed Remuneration Policy provides an appropriate framework to meet our objectives to establish a broad range of remuneration programs and policies, that both compensate and incentivise directors and senior executives to deliver growth in a long-term and sustainable manner, and that are aligned strategically with our shareholders to appropriately position the Company as a global pharmaceutical company.

As we move into 2026 and beyond, the Committee’s role will be to continue to ensure that directors and senior executives are appropriately compensated and incentivised to deliver growth in a long-term and sustainable manner, and to continue establishing remuneration programs that are grounded in market practice, effective at driving proper executive behaviours, clearly link pay and performance and are cost-efficient overall to shareholders. Key considerations that guided the establishment of our Remuneration Policy and which will guide its implementation are described in more detail on page A-3 of the Remuneration Report.

The global marketplace for talent

We are a pharmaceutical company headquartered in the U.K. and with operations in both the U.K. and the U.S. Given that the market for experienced directors and pharmaceutical executive talent, particularly in the U.S., is very competitive, the Committee references the U.S. market as the leading indicator for executive and director remuneration levels and practices. This will help attract and retain directors and motivate the superior executive talent needed to successfully manage the Company’s complex global operations. Being consistent in this market view of the U.S. as the primary benchmark for remuneration practices for our Executive and Non-Executive Directors is key for us as we build our global operations in a manner designed to deliver sustainable long-term growth and shareholder value.

In taking any actions, the Committee is mindful of the general U.K. compensation framework, including investor bodies’ guidance and the U.K. Corporate Governance Code, and has considered these when determining the remuneration programs and policies where it believes they best serve the long-term interests of shareholders.

Pay for performance

We believe that a significant portion of the remuneration of our Executive Director should be based on achieving objectives designed to create inherent value for us, and ultimately on achieving value creation for our shareholders. In line with this belief, the compensation of our Executive Director includes short term incentives based on corporate and personal goals. Similarly, all directors receive equity incentives designed to reward long-term value creation for our shareholders.

Directors’ Remuneration Report (continued)

2025 remuneration outcome

As outlined above, a core principle of Bicycle’s Remuneration Policy is the link between pay and performance. In the financial year 2025 (being the year ended 31 December 2025), the annual bonus paid to Kevin Lee, our Chief Executive Officer (“CEO”), was determined by the Board following an assessment of the corporate and personal objectives achieved in the year. Kevin Lee received a bonus of 97% of his target bonus, which resulted in a total bonus pay out of 63% of salary earned for the financial year 2025. The bonus was paid in cash in February 2026. This outcome was based on achievements versus goals that included the following for 2025: clinical development goals to progress our product candidates zelenectide pevedotin, nuzefatide pevedotin (formerly BT5528), and BT7480; research and development goals to advance our discovery programs, including our Bicycle® radioligands pipeline and radioisotope supply; and organizational goals including extending our cash runway. In considering the above outcomes, the Committee assessed whether the outcomes reflected the underlying performance of the Company and concluded that no discretionary adjustments were required, and no discretions were exercised in relation to any other director’s remuneration. Please see the remainder of the Remuneration Report for additional detail on this bonus outcome and the pay for performance linkage.

Kevin Lee also received two equity-based awards on 2 January 2025, being (i) an option grant over 308,000 ordinary shares with an exercise price of $14.00, and (ii) an RSU grant over 123,200 ordinary shares.

Some of the key highlights of the 2025 year included:

●	Reporting of updated topline Phase 1 Duravelo-1 combination data for zelenectide pevedotin plus pembrolizumab in first-line cisplatin-ineligible patients with metastatic urothelial cancer.
●	Initiation of Phase I/II clinical trials for zelenectide pevedotin in NECTIN4-amplified breast cancer and NECTIN4-amplified non-small cell lung cancer.
●	Reporting of first human imaging data for an early BRC molecule targeting EphA2 at the Targeted Radiopharmaceuticals Summit Europe.
●	Presentation of additional human imaging data for an early BRC molecule targeting MT1-MMP at the American Association for Cancer Research Annual Meeting 2025.
●	Entrance into contracts with the UK Nuclear Decommissioning Authority, United Kingdom National Nuclear Laboratory and SpectronRx which, collectively, are designed to support the potential discovery, development and commercial supply of a portfolio of BRC molecules containing lead-212.

Other than determining remuneration outcomes and making grants, the Committee made no major decisions, and no significant changes were made, in relation to director remuneration during the financial year 2025.

Conclusion

The Committee believes the proposals put forth in this report will properly motivate our directors and senior executives to deliver sustainable growth and shareholder value over the long term and do so in a responsible and cost-efficient manner.

I hope that you find the information in this report helpful and I look forward to your support at our AGM.

Yours sincerely,

Janice Bourque
Chair of the Compensation Committee
, 2026

Directors’ Remuneration Report (continued)

Remuneration Policy

This part of the Remuneration Report sets out the Remuneration Policy and has been prepared in accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013, the Companies (Miscellaneous Reporting) Regulations 2018, and the Companies (Directors’ Remuneration Policy and Directors’ Remuneration Report) Regulations 2019.

The Remuneration Policy will be put forward for approval by shareholders in a binding vote at the forthcoming AGM on 17 June 2026. If approved, it is intended that the Remuneration Policy will take effect from the date of approval and apply for a maximum period of three years (or until a revised policy is approved by shareholders).

The Remuneration Policy has not substantially changed from that approved by shareholders on 13 June 2023. The focus of the minor changes which have been made is to ensure the Remuneration Policy remains sufficiently flexible for the future.

The scenario charts reflect the intended application of the new policy (assuming it is approved) for the 2026 financial year. A copy of the previously approved policy is in the Annual Report and Financial Statements for the Year Ended 31 December 2022, which is available on the Company’s website at https://investors.bicycletherapeutics.com/annual-reports.

Key considerations when determining the Remuneration Policy

The Committee designed the Remuneration Policy with a number of specific objectives in mind. The Remuneration Policy should:

●	attract, retain and motivate high calibre senior management and focus them on the delivery of the Company’s strategic and business objectives;
●	encourage a corporate culture that promotes the highest level of integrity, teamwork and ethical standards;
●	be competitive against appropriate market benchmarks (being predominantly the U.S. biotech sector) and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;
●	be simple and understandable, both internally and externally;
●	encourage increased equity ownership to motivate executives in the overall interests of shareholders, the Company, employees and customers; and
●	take due account of good governance and promote the long-term success of the Company.

In seeking to achieve the above objectives, the Committee is mindful of the views of a broad range of stakeholders in the business and accordingly takes account of a number of factors when setting remuneration including: market conditions; pay and benefits in relevant comparator organisations; terms and conditions of employment across the Company; the Company’s risk appetite; the expectations of institutional shareholders; and any specific feedback received from shareholders and other stakeholders.

Remuneration Policy table

The table in the following pages sets out, for each element of pay, a summary of how remuneration is structured and how it supports the Company’s strategy.

Directors’ Remuneration Report (continued)

Executive Directors

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Base salary

To recruit and retain Executive Directors of the highest calibre who are capable of delivering the Company’s strategic objectives, reflecting the individual’s experience and role within the Company.

Base salary is designed to provide an appropriate level of fixed income to avoid any over-reliance on variable pay elements that could encourage excessive risk taking.

Salaries are normally reviewed annually, and changes are generally effective from 1 January each year.

The annual salary review for Executive Directors takes a number of factors into consideration, including:

•

business performance;

•

salary increases awarded to the overall employee population;

•

skills and experience of the individual over time;

•

scope of the individual’s responsibilities;

•

changes in the size and complexity of the Company;

•

market competitiveness assessed by periodic benchmarking; and

•

the underlying rate of inflation.

If salary is set in USD but paid to a U.K.-based Executive Director it will be converted and paid in GBP pursuant to the terms of the applicable service agreement or company policy (as amended from time to time).

Whilst there is no prescribed formulaic maximum, any increases will take into account prevailing market and economic conditions and the approach to employee pay throughout the organisation.

In assessing base salaries, the Committee takes into account market data, but does not target a specific percentile when setting pay levels, rather considers it as one factor along with several others including Company and individual performance, tenure, past experiences and expected future contributions. Base salary increases are awarded at the discretion of the Committee; however, salary increases will normally be no greater than the general increase awarded to the wider workforce, in percentage of salary terms unless the salary is meaningfully below peers.

In addition, a higher increase may be made where an individual had been appointed to a new role at below-market salary while gaining experience. Subsequent demonstration of strong performance may result in a salary increase that is higher than that awarded to the wider workforce.

Not performance related.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Benefits

Reasonable benefits-in-kind are provided to support Executive Directors in carrying out their duties and assist with retention and recruitment.

The Company aims to offer benefits that are in line with market practice.

The main benefits currently provided include private health insurance, long-term disability, critical illness and death in service.

Under certain circumstances the Company may offer relocation allowances or assistance.

Expatriate and other benefits related to tax administration may be offered where relevant including tax equalisation fees for tax advice associated with completion of tax returns and, if relevant, any gross-up for tax.

Travel, accommodation and any reasonable business-related expenses (including tax thereon) may be reimbursed.

Executive Directors may become eligible for other benefits in the future where the Committee deems it appropriate. Where additional benefits are introduced for the wider workforce, Executive Directors may participate on broadly similar terms.

Executive Directors are eligible to participate in the Company’s all-employee share plans on the same terms as other employees in the jurisdiction in which they are engaged.

		Not applicable	Not performance related.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Pensions The Company aims to provide a contribution towards life in retirement.	Executive Directors are eligible to receive employer contributions to the Company’s Group Personal Pension Scheme or a salary supplement in lieu of pension benefits, or a mixture of both.	Up to 12% of salary per annum, or such higher percentage as may be provided to C-level executives and senior managers in the relevant jurisdiction.	Not performance related.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Annual Performance Bonus

The annual bonus scheme rewards the achievement of stretching objectives that support the Company’s corporate goals and delivery of the business strategy.

Bonuses are determined based on annual corporate and personal performance measures and targets that are agreed between the Executive Directors and the Board (following the Committee’s recommendation) for each financial year.

Bonuses may be paid in cash or in equity awards.

A deferral period may be applied to bonuses.

The Committee may, in appropriate circumstances, override the formulaic outcome to amend the bonus payout or provide for an additional bonus payment, should this not, in the view of the Committee, reflect overall business performance or individual contribution.

The maximum target bonus opportunity for Executive Directors is 80% of salary, with a maximum bonus opportunity of up to two times the target opportunity (i.e., a maximum total of 160% of salary).

Payout will typically be on a straight-line basis for performance between target and maximum.

For performance below target, payout will typically be on a straight-line basis between zero and target.

The Committee may, in appropriate circumstances, waive the maximum target bonus opportunity for Executive Directors where an additional bonus payout is made to reflect overall business performance or individual contribution.

Performance measures and targets are determined by the Committee each year and may vary to ensure that they promote the Company’s business strategy and shareholder value.

The performance measures may include financial, strategic and/or personal objectives. The weighting of the measures and the applicable targets will be considered and determined by the Committee each year, taking into account the Company’s business strategy.

Performance is typically tested over a financial year of the Company.

The Committee may alter the bonus outcome (up or down) if it considers that the pay-out derived from a formula is inconsistent with the Company’s or the individual’s overall performance, or taking account of any factors it considers relevant. This will help ensure that payments reflect overall Company performance and other circumstances during the period.

The Committee may, in appropriate circumstances, disapply any performance measures or award a bonus without such performance measures, should they not, in the view of the Committee, reflect overall business performance or individual contribution.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Annual Performance Bonus (continued)

Bonuses may be subject to clawback or other recovery pursuant to the Company’s incentive compensation recoupment policy which is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder and Nasdaq Listing Rule 5608.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
2019 Share Option Plan (“SOP”)

The SOP is designed to incentivise the successful execution of business strategy over the longer term and provide long-term retention.

Facilitates share ownership to provide further alignment with shareholders.

No new options will be granted under the SOP.

Awards will typically be granted annually, in the form of options although may also be granted more or less frequently.

Options are typically subject to vesting over a four-year period, with 25% of the award vesting on the first anniversary of the grant, and the remainder vesting in equal monthly instalments thereafter. The Committee may vary the vesting schedule of options as it considers appropriate.

The Committee may unilaterally modify the terms of equity awards, in particular to reprice underwater options to provide for a lower exercise price.

The Committee has discretion to decide whether and to what extent any deferral or holding period applies to options or to the shares acquired on the exercise of options.

There is no defined maximum opportunity under the SOP. However, the Committee will generally work within the benchmarking guidelines provided by our compensation consultants. We seek to establish equity-based remuneration competitive to that offered by a set of comparable companies with whom we may compete for talent.

Performance conditions may apply to awards. Such may be strategic objectives which may include milestones events, financial, strategic and/or personal objectives.

Share options are granted with an exercise price no less than the fair market value of the shares on the date of grant. Accordingly, share options will only have value to the extent the Company’s share price appreciates following the date of grant.

Any performance conditions set will be designed to incentivise performance in support of the Company’s strategy and business objectives.

The Committee has flexibility to vary the mix of measures or introduce new measures for each subsequent award taking into account business priorities at the time of grant.

The Committee may amend, relax or waive performance conditions if it considers that they have become unfair or impractical. This will help ensure that vesting reflects overall Company performance during the period.

Options vest in full on a change of control.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
2020 Equity Incentive Plan (“EIP”) (or any supplemental or successor equity plan)

The EIP is designed to incentivise the successful execution of business strategy over the longer term and provide long-term retention.

Facilitates share ownership to provide further alignment with shareholders.

Awards may be granted in the form of options, share appreciation rights, restricted shares, restricted share units or such other form as may be permitted under the EIP or by any other equity incentive plan operated by the Company from time to time.

Awards will typically be granted annually to continuing employees, although may also be granted more or less frequently.

Awards are typically subject to vesting over a four-year period, with 25% of the award vesting on the first anniversary of the grant, and the remainder vesting either in equal monthly or quarterly instalments thereafter. The Committee may vary the vesting schedule of awards as it considers appropriate and may also impose performance conditions.

Where performance conditions are not imposed, awards will be subject to time-based conditions only, consistent with market practice for the Company’s U.S. listed peers.

The Committee has discretion to decide whether and to what extent any deferral or holding period applies to awards or to the shares acquired following the vesting of awards.

There is no defined maximum opportunity under the EIP. However, the Committee will generally work within the benchmarking guidelines provided by our compensation consultants. We seek to establish equity-based remuneration competitive to that offered by a set of comparable companies with whom we may compete for talent.

Performance conditions may apply to awards. Any such conditions will be determined by the Committee and may be strategic objectives which may include milestones events, financial, market, strategic and/or personal objectives.

Any performance conditions set will be designed to incentivise performance in support of the Company’s strategy and business objectives.

The weighting of the measures and the applicable targets will be considered and determined by the Committee when granting awards subject to performance conditions, taking into account the Company’s business strategy.

Performance is typically tested over a period of between one and three financial years of the Company.

If performance conditions are set, there will be no vesting for performance below target. Vesting will typically start once target performance has been achieved, and on a straight-line basis for performance between target and maximum or may operate on a binary basis with no vesting below target, and full vesting once the target has been achieved.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
2020 Equity Incentive Plan (“EIP”) (or any supplemental or successor equity plan) (continued)
The Committee may unilaterally modify the terms of share options, in particular to reprice underwater options to provide for a lower exercise price.

The Committee has flexibility to vary the mix of measures or introduce new measures for each subsequent award taking into account business priorities at the time of grant.

The Committee may amend, relax or waive performance conditions if it considers that they have become unfair or impractical. This will help ensure that vesting reflects overall Company performance during the period. Awards vest in full on a change of control.

Equity awards may be subject to clawback or other recovery pursuant to the Company’s incentive compensation recoupment policy which is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder and Nasdaq Listing Rule 5608.

Directors’ Remuneration Report (continued)

Chair and Non-Executive Directors

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Fees and benefits
To attract Non-Executive Directors who have a broad range of experience and skills to provide independent judgement on issues of strategy, performance, resources and standards of conduct.

Non-Executive Directors receive an annual retainer, comprising a base fee plus additional fees for Committee Chairpersonship or membership. Such fees are set based on peer group comparator data.

Non-Executive Directors who participate and serve on any membership committee or advisory board of or for the Company may also receive a retainer paid annually or for each meeting attended. Such fees are set based on peer group comparator data.

Fees may be paid in cash or in equity awards.

The Chair’s fee is reviewed annually by the Committee (without the Chair present). Fee levels for the Non-Executive Directors are determined by directors upon the recommendation of the Committee.

When reviewing fee levels, account is taken of market movements in fee levels, Board committee responsibilities, ongoing time commitments and the general economic environment.

In exceptional circumstances, if there is a temporary yet material increase in the time commitments for Non-Executive Directors, the Board may pay additional fees to recognise that additional workload.

When reviewing fee levels, account is taken of market movements in the fees of Non-Executive Directors, Board Committee responsibilities and ongoing time commitments, as well as the underlying rate of inflation.

Actual fee levels are disclosed in the Directors’ Remuneration Report for the relevant financial year.

Not performance related.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Fees and Benefits (continued)

Non-Executive Directors ordinarily do not participate in any pension, bonus or performance-based share incentive plans. Travel, accommodation and other business-related expenses incurred in carrying out the role as well as fees for tax advice associated with completion of international tax returns will be paid by the Company including, if relevant, any gross-up for tax.

Tax equalisation benefits may be provided to Non-Executive Directors who are required to relocate or become tax resident in a new jurisdiction.

Non-Executive Director fees are generally denominated and paid in USD but may be denominated and/or paid in GBP, USD, or a combination depending on the personal situation of each Non-Executive Director. Any currency conversions are calculated in accordance with the applicable Company procedure from time to time.

Non-Executive Director fees in respect of those Non-Executive Directors who are appointed by an investor (or group of investors) in the Parent Company may be paid to those investor(s) on behalf of the relevant Non-Executive Director.

Non-Executive Director fees paid in cash are payable in arrears in twelve monthly instalments, subject to deduction of applicable income tax or national insurance which the Company is required by law to deduct and any other statutory deductions, provided that the amount of such payment shall be prorated for any portion of such month during which the Non-Executive Director was not serving.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Fees and Benefits (continued)

Current or former Non-Executive Directors may be paid in cash or other benefits in respect of additional consulting or advisory work which is separate and in addition to their role as a director. Any such arrangements will be disclosed in the report for the relevant year where required.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Equity Awards
To facilitate share ownership and provide alignment with shareholders.

Non-Executive Directors may receive equity awards under the EIP (or options, share appreciation rights, restricted shares, restricted share units or such other form as may be permitted by any other equity incentive plan operated by the Company from time to time).

Non-Executive Directors will generally receive an initial equity award upon appointment or election. Initial equity awards normally vest over a period of three years from the date of appointment, or over another period of time as the Committee may determine, subject generally to continued service.

In addition, Non-Executive Directors may be granted awards annually with such time-based vesting terms as the Committee may determine. If a new Non-Executive Director joins the Board following the date of grant of an annual grant in any calendar year, such Non-Executive Director will be granted a pro rata portion of the next annual grant, based on the time between his or her appointment and the date of such annual grant.

The Committee may, in its sole discretion, provide for deferred settlement of RSUs awarded to a Non-Executive Director.

Additional grants may be made during a year if appropriate in the circumstances.

The Committee may unilaterally modify the terms of equity awards, in particular to reprice underwater options to provide for a lower exercise price.

There is no maximum award level for equity awards to Non-Executive Directors.

The size of the equity awards is determined by the full Board, upon recommendation of the Compensation Committee.

When reviewing award levels, account is taken of market movements in equity awards, Board committee responsibilities, ongoing time commitments and the general economic conditions.

Not performance related. Awards vest in full on a change of control.

Directors’ Remuneration Report (continued)

Notes to the policy table

Legacy arrangements

For the duration of this Remuneration Policy, the Company will honour any commitments made in respect of current or former directors before the date on which either: (i) the Remuneration Policy becomes effective; or (ii) an individual becomes a director, even when not consistent with the Remuneration Policy set out in this report or prevailing at the time such commitment is fulfilled, in each case subject to the terms of any prior policy in place at the time such awards or commitments were granted or made, if applicable. For the avoidance of doubt, all outstanding historic awards that were granted in connection with, or prior to, listing on Nasdaq and/or under the SOP remain eligible to vest based on their original or modified terms.

Payments may be made in respect of existing awards under the SOP and the Committee may exercise any discretions available to it in connection with such awards in accordance with the rules of the SOP and relevant award documentation. Options granted under the SOP vest in full on a change of control.

Performance conditions

The choice of annual bonus performance metrics reflects the Committee’s belief that any incentive remuneration should be appropriately challenging and tied to the delivery of key strategic objectives intended to ensure that Executive Directors are incentivised to deliver across a range of objectives for which they are accountable. The Committee has retained flexibility on the specific measures which will be used to ensure that any measures are fully aligned with the strategic imperatives prevailing at the time they are set.

The targets for the bonus scheme for the forthcoming year will be set out in general terms, subject to limitations with regards to commercial sensitivity. The full details of the targets will be disclosed when they are in the public domain and are no longer considered commercially sensitive.

Where used, performance conditions applicable to EIP awards (or other equity incentive plans operated by the Company from time to time) will be aligned with the Company’s objective of delivering superior levels of long-term value to shareholders. Prior to each award, the Committee has flexibility to select measures that are fully aligned with the strategy prevailing at the time awards are granted.

The Committee will review the calibration of targets applicable to the annual bonus, and the EIP in years where performance measures apply, annually to ensure they remain appropriate and sufficiently challenging, taking into account the Company’s strategic objectives and the interests of shareholders.

Recovery and withholding

The Company operates an incentive compensation recoupment policy providing for the Company’s recoupment of recoverable incentive compensation that is received by certain executive officers of the Company under certain circumstances. Such clawback policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder and Nasdaq Listing Rule 5608. The Committee reserves the right to make any remuneration payments subject to additional withholding or recovery in appropriate circumstances and to establish an additional policy on recovery and withholding in the future.

Differences in remuneration policy between Executive Directors and other employees

The overall approach to reward for employees across the workforce is a key reference point when setting the remuneration of the Executive Directors. When reviewing the salaries of the Executive Directors, the Committee pays close attention to pay and employment conditions across the wider workforce and in normal circumstances the increase for Executive Directors will be no higher than the average increase for the general workforce.

The key difference between the remuneration of Executive Directors and that of our other employees is that, overall, at senior levels, remuneration is increasingly long-term, and ‘at risk’ with an emphasis on performance-related pay linked to business performance and share-based remuneration. This ensures that remuneration at senior levels will increase or decrease in line with business performance and provides alignment between the interests of Executive

Directors’ Remuneration Report (continued)

Directors and shareholders. In particular, long-term incentives are provided only to the most senior executives as they are reserved for those considered to have the greatest potential to influence overall levels of performance.

Committee discretion in operation of variable pay schemes

The Committee operates under the powers it has been delegated by the Board. In addition, where relevant, it complies with rules that are either subject to shareholder approval or by approval from the Board. These rules provide the Committee with certain discretions which serve to ensure that the implementation of the Remuneration Policy is fair, both to the individual director and to the shareholders. The Committee also has discretions to set components of remuneration within a range, from time to time. Where appropriate, the extent of such discretions is set out in the relevant rules and/or described in the policy table above. To ensure the efficient administration of the variable incentive plans outlined above, the Committee will apply certain operational discretions.

These include the following:

●	selecting the individuals who will receive awards under the plans on an annual basis;
●	determining the timing of grants of awards and/or payments;
●	determining the quantum of awards and/or payments;
●	determining the choice (and adjustment) of any performance measures and targets, vesting schedules, exercise prices (where applicable), option repricing (where applicable) and other award terms for each incentive plan;
●	determining the extent of vesting, including for leavers;
●	making the appropriate adjustments (including to any performance targets) required in certain circumstances, for instance for changes in capital structure;
●	determining “good leaver” status and the impact of certain corporate events, if applicable, for incentive plan purposes and determining and applying the appropriate treatment;
●	interpreting the plan rules and award agreements where necessary; and
●	undertaking the annual review of weighting of performance measures and setting targets for the annual bonus plan and other incentive schemes, where applicable, from year to year.

If an event occurs which results in the annual bonus plan or EIP (where performance conditions apply) performance conditions and/or targets being deemed unfair or impractical (e.g. material acquisition or divestment), the Committee will have the ability to make amend, relax or waive (and/or recommend such alterations to the Board for approval) to the measures and/or targets and alter weightings. Any use of the above discretion would, where relevant, be explained in the Annual Report on Remuneration.

The Committee retains the discretion to award ad hoc bonus payments outside the annual bonus plan, if an event or circumstance occurs in which the annual bonus plan does not reflect the overall business performance, individual contribution or external factors which impacts the workforce. Any use of the above discretion would, where relevant, be explained in the Annual Report on Remuneration.

The Committee may make minor amendments to the Remuneration Policy (for regulatory, exchange control, tax or administrative purposes or to take account of a change in legislation) without obtaining shareholder approval for that amendment.

Shareholder views

The Board is committed to dialogue with shareholders and intends to engage directly with them and their representative bodies when considering any significant changes to our remuneration arrangements. The Committee will consider shareholder feedback received following the AGM, as well as any additional feedback and guidance received from time to time. This feedback will be considered by the Committee as it develops the Company’s remuneration

Directors’ Remuneration Report (continued)

framework and practices going forward. Assisted by its independent adviser, the Committee also actively monitors developments in the expectations of institutional investors and their representative bodies.

Employment conditions

The Committee is regularly updated throughout the year on pay and conditions applying to Company employees. Where significant changes are proposed to employment conditions and salary levels elsewhere in the Company these are highlighted for the attention of the Committee at an early stage and the Committee will take such employment considerations into account when setting directors’ remuneration.

Whilst the Committee does not currently consult directly with employees regarding its policy for directors, the Committee is considering the best method of bringing the employee voice to the boardroom.

Other remuneration policies

Remuneration for new appointments

Where it is necessary to appoint or replace an Executive Director or to promote an existing Executive Director, the Committee’s approach when considering the overall remuneration arrangements in the recruitment of a new Executive Director is to take account of the calibre, expertise and responsibilities of the individual, his or her remuneration package in their prior role and market rates. Remuneration will be in line with the Remuneration Policy and the Committee will not pay more than is necessary to facilitate their recruitment.

The remuneration package for a new Executive Director will be set in accordance with the terms of the Company’s approved remuneration policy in force at the time of appointment. Further details are provided below:

Salary

The Committee will set a base salary appropriate to the calibre, experience and responsibilities of the new appointee. In arriving at a salary, the Committee may take into account, amongst other things, the market rate for the role and internal relativities.

The Committee has the flexibility to set the salary of a new Executive Director at a lower level initially, with a series of planned increases implemented over the following few years to bring the salary to the desired positioning, subject to individual performance.

In exceptional circumstances, the Committee has the ability to set the salary of a new Executive Director at a rate higher than the market level to reflect the criticality of the role and the experience and performance of the individual.

Benefits

Benefits will be consistent with the principles of the policy set out on page A-5. The Company may award certain additional benefits and other allowances including, but not limited to, those to assist with relocation support, temporary living and transportation expenses, educational costs for children, reimbursement of fees for tax advice associated with completion of international tax returns and tax equalisation to allow flexibility in employing an overseas national.

Pension benefits

A maximum employer pension contribution of 12% of salary, or such higher percentage as may be provided at that time to C-level executives and senior managers in the relevant jurisdiction (or equivalent cash allowance), may be payable for external appointments, consistent with the principles of the policy set out on page A-6. For an internal appointment, his or her existing pension arrangements may continue to operate. Any new Executive Director based outside the U.K. will be eligible to participate in pension or pension allowance, insurance and other benefit programmes in line with local practice.

Annual bonus

Bonus will be consistent with the principles of the policy set out on page A-7. Accordingly, the maximum target bonus opportunity is 80% of base salary and the maximum bonus opportunity for new appointments is 160% of base salary.

Other cash or equity-based awards

Executive Directors may receive awards under the EIP (or other equity incentive plan operated by the Company from time to time) on appointment. The Committee will assess and determine the award level, award vehicle, performance conditions and vesting schedule for each individual on a case-by-case basis and as such no maximum award size applies. In addition, Executive Directors are eligible to participate in the Company’s all-employee share plans on the same terms as other employees in the jurisdiction in which they are engaged.

Directors’ Remuneration Report (continued)

In addition, the Committee may offer additional cash and/or equity-based elements in order to “buy-out” remuneration relinquished on leaving a former employer. Any awards made in this regard may have no performance conditions, or different performance conditions, or a different vesting schedule compared to the Company’s existing plans, as the Committee considers appropriate.

Depending on the timing and responsibilities of the appointment, it may be necessary to set different annual bonus or EIP performance measures and targets as applicable to other Executive Directors.

The terms of appointment for a Non-Executive Director would be in accordance with the approved remuneration policy for Non-Executive Directors in force at the time of the appointment.

Service contracts and termination policy

Executive Directors have rolling service agreements (entered into with the Parent Company or a subsidiary thereof) which may be terminated in accordance with the terms of these agreements. The period of notice for Executive Directors (to be given by the employer or the Executive Director) will not normally exceed 6 months. Executive Directors’ service agreements are available for inspection at the Parent Company’s registered office during normal business hours and will also be available to the public if required to be filed by the Parent Company with the SEC. The terms of the current Executive Director’s service contract are:

Name	Position	Date of service contract	Notice period
Kevin Lee	Chief Executive Officer	26 September 2019	6 months either party

The Company’s policy on remuneration for Executive Directors who leave the Company is set out below. The Committee will exercise its discretion when determining amounts that should be paid to leavers (other than in respect of the relevant leaver’s contractual entitlements which will be respected), taking into account the facts and circumstances of each case. Where applicable, the Company may elect to make a payment in lieu of notice (“PILON”) equivalent in value to basic salary and contractual benefits for any unexpired portion of the notice period (but excluding any annual bonus or holiday entitlement that would have otherwise accrued during the notice period).

Where the Executive Director is terminated by the Company without “Cause” (as defined in the service agreement), by the Executive Director for “Good Reason” (as defined in the service agreement), or on the Executive Director’s death, severance pay in addition to any potential PILON and any entitlements in respect of the year to the date of termination in accordance with the applicable terms shall be paid to an Executive Director as set out below, subject to the Executive Director signing a waiver of claims:

Directors’ Remuneration Report (continued)

Element of pay / benefit	Termination other than within 12 months after a relevant “Change in Control” (as defined in the service agreement)	Termination within 12 months after a relevant “Change in Control” (as defined in the service agreement)
Salary	A lump sum payment equal to 12 months’ salary payable.	A lump sum payment equal to 24 months’ salary payable.
Contractual benefits	A lump sum payment equal to the cost to the Company of providing contractual benefits for 12 months (or continuation of such benefits).	A lump sum payment equal to the cost to the Company of providing contractual benefits for 24 months (or continuation of such benefits).
Annual bonus	Not applicable.	A lump sum payment equal to 1.5 times target bonus will be paid.
Share Option Plan (legacy awards)

Options treated in accordance with plan rules.

Good leavers may exercise their options to the extent vested at the time of termination within 12 months after termination.

The Committee has the discretion to accelerate vesting in whole or in part, to extend the exercise window, and/or to waive any applicable performance conditions in whole or in part.

Options subject to time-based vesting (only) accelerate, vest and become exercisable in full. Options subject to performance conditions treated in accordance with plan rules (as described at left).
Equity Incentive Plan	Awards treated in accordance with plan rules. Unless otherwise determined by the Committee, unvested equity awards lapse on the date of termination of service.	Awards vest in full on a change of control.

The Company is unequivocally against rewards for failure; the circumstances of any departure, including the individual’s performance, would be taken into account in every case. Statutory redundancy payments may be made. Service agreements may be terminated summarily without notice (or on shorter notice periods) and without payment in lieu of notice in certain circumstances, such as gross misconduct or any other material breach of the obligations under their employment contract. The Company may require the individual to work during their notice period or may place them on garden leave during which they would be entitled to full pay and benefits.

Except in the case of gross misconduct or resignation, the Company may at its absolute discretion reimburse for reasonable professional fees relating to the termination of employment and, where an Executive Director has been required to re-locate, to pay reasonable repatriation costs, including possible tax exposure costs and/or settle any other amount the Committee considers reasonable including any statutory entitlements or sums to settle or compromise claims or potential claims in connection with a termination (including, at the discretion of the Committee, reimbursement for legal advice and provision of outplacement services).

If post-termination services are to be provided by the Executive Director, the Company may also enter into a consultancy agreement with such Executive Director on such terms as may be agreed between the Company and the Executive Director at the time.

Policy on external appointments

The Board believes that it may be beneficial to the Company for executives to hold certain roles outside the Company provided that the Company’s business takes priority. Any such appointments are subject to approval by the Board and the director may retain any fees received. Kevin Lee is currently a director of Alchemab Therapeutics Limited

Directors’ Remuneration Report (continued)

and Macomics Limited. During the year ended 31 December 2025, he received an aggregate of £105k (2024: £105k) per annum in fees related to external appointments.

Non-Executive Directors’ terms of engagement

Each of the Non-Executive Directors is engaged under a Non-Executive Director appointment letter. Each appointment is normally terminable by either party on no more than three months’ written notice (or, in some cases, payment in lieu of notice), but may be terminated immediately in certain circumstances. Under our articles of association, our Board is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. In the event of termination, the Chair and Non-Executive Directors are only entitled to fees accrued to the date of termination together with reimbursement of expenses properly incurred before that date.

The dates of appointment of each of the Non-Executive Directors serving at 31 December 2025 are summarised in the table below. The Parent Company was incorporated on 27 October 2017.

Non-Executive Directors	Date of appointment letter	Date of appointment
Felix Baker (Chairman)	16 April 2024	18 April 2024
Janice Bourque	18 July 2019	18 July 2019
Roger Dansey	9 September 2025	8 September 2025
Jose-Carlos Gutierrez-Ramos	17 March 2021	17 March 2021
Hervé Hoppenot	9 September 2025	8 September 2025
Alessandro Riva	25 March 2025	25 March 2025
Stephen Sands	17 February 2024	20 February 2024
Charles Swanton	12 August 2025	12 August 2025
Sir Gregory Winter	24 May 2019	4 December 2017

Non-Executive Directors’ letters of appointment are available for inspection at the Parent Company’s registered office during normal business hours and will be available for inspection at the AGM.

A company affiliated with Pierre Legault, former Chairman of the Board of Directors, Stone Atlanta Estates LLC, entered into a consulting agreement with Bicycle Therapeutics Inc. dated 15 March 2019 and provided consultancy services of $0.1 million during the year ended 31 December 2025, prior to Mr. Legault’s retirement as Chairman of the Company’s Board of Directors (2024: $0.3 million). In March 2025, the Company and Mr. Legault entered into an amendment to the consulting agreement, effective as of 17 June 2025, the date of Mr. Legault’s retirement as Chairman. The amendment modifies the compensation payable under the agreement and provides for expiration of the agreement no later than 30 June 2028.

BicycleTx Limited has also entered into a consultancy services agreement with UCL Consultants Limited effective 30 July 2024 under which UCL Consultants Limited will procure the provision of consulting services by Charles Swanton, a member of the Board of Directors, to the Company. In consideration of the services provided, BicycleTx Limited shall pay an annual fee of $110,000. The agreement has an initial term of two years and thereafter shall automatically renew for successive periods of one year for up to two further years unless either party gives the other party written notice of its intent not to renew at least 30 days prior to the end of the then-current term. The agreement may be terminated by either party upon 30 days’ written notice.

Jose-Carlos Gutierrez-Ramos, a member of the Board of Directors, has entered into a consultancy agreement with BicycleTx Limited effective 19 May 2025 under which it will procure consultancy services from Dr. Gutierrez-Ramos. In consideration of the services provided by Dr. Gutierrez-Ramos, BicycleTx Limited shall pay an annual fee of $115,000. The agreement has an initial term of two years and thereafter shall automatically renew for successive periods of one year for up to two further years unless either party gives the other party written notice of its intent not to renew at least 30 days prior to the end of the then-current term. The agreement may be terminated by either party upon one months’ written notice.

Directors’ Remuneration Report (continued)

Roger Dansey, a member of the Board of Directors, has entered into a consultancy agreement with BicycleTx Limited effective 1 November 2025 under which it will procure consultancy services from Dr. Dansey. In consideration of the services provided by Dr. Dansey, BicycleTx Limited shall pay a monthly retainer of $9,600. The agreement has an initial term of one year and thereafter shall automatically renew for successive periods of one year for up to three further years unless either party gives the other party written notice of its intent not to renew at least 30 days prior to the end of the then-current term. The agreement may be terminated by either party upon one months’ written notice.

Remuneration scenario for Executive Director

The charts below show an estimate of the 2026 remuneration package for the Executive Director under three assumed performance scenarios and these scenarios are based on the Remuneration Policy set out above which will be applicable if it is approved. No performance obligations apply to equity-based awards so they are not included.

Minimum (comprising fixed pay only)

Base salary as of 1 January 2026 of $910k, converted by reference to the GBP : USD exchange rate on 31 December 2025 of 1 : 1.34384, cash in lieu of pension of 12% of base salary net of employer National Insurance costs of the cash in lieu and benefits of $3k.

Target

Fixed pay as above.

Assumes the Executive Director’s target bonus of 65% of base salary for 2026.

Maximum

 Fixed pay as above.

Assumes maximum bonus payout under the 2026 remuneration package of 146% of base salary.

Directors’ Remuneration Report (continued)

Annual Report on Remuneration

This part of the report has been prepared in accordance with Part 3 of The Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013 and section 420 of the Companies Act 2006. The Annual Report on Remuneration and the Annual Statement by the Chair of the Compensation Committee will be put to a single advisory shareholder vote at the AGM to be held on 17 June 2026. The information from the single total figure of directors’ remuneration on page A-25 to the end of the section on payments to former directors and for loss of office on page A-29 has been audited. The remainder of the Annual Report on Remuneration is unaudited.

Compensation Committee

The current members of the Committee, who are all independent, are Janice Bourque (as Chair of the Committee), Jose-Carlos Gutierrez-Ramos, Hervé Hoppenot and Stephen Sands. Mr. Hoppenot and Mr. Sands were appointed to the Committee on 8 September 2025 and 17 June 2025, respectively. During the year, the Committee also included Richard Kender who resigned from the Committee on 17 June 2025. Decisions of the Committee are made by majority vote or by unanimous written consent.

The Chair and members of management, the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the Chief Operating Officer, are invited to attend meetings where appropriate. Attendees who are not members of the Committee are not involved in any decisions, are not present for any discussions regarding their own remuneration and did not materially assist the Committee.

No conflicts of interest have arisen during the year and none of the members of the Committee has any personal financial interest in the matters discussed, other than as holders of shares and/or equity awards. The fees of the Non-Executive Directors are approved by the Board on the joint recommendation of the Committee and the CEO/Executive Director.

Meetings attendance

Director	Meetings Attended
Janice Bourque	7 of 7[1]
Richard Kender	3 of 4[2]
Jose-Carlos Gutierrez-Ramos	6 of 7[1]
Hervé Hoppenot	3 of 3[3]
Stephen Sands	3 of 3[4]
(1)	Seven meetings of the Committee took place during Janice Bourque’s and Jose-Carlos Gutierrez-Ramos’ tenure.
(2)	Four meetings of the Committee took place during Richard Kender’s tenure.
(3)	Three meetings of the Committee took place during Hervé Hoppenot’s tenure.
(4)	Three meetings of the Committee took place during Stephen Sands’ tenure.

Independent advisors

Independent objective advice on executive remuneration is received from the Human Capital Solutions practice of Aon plc (“Aon”). Aon is a member of the Remuneration Consultants Group and is a signatory to its Code of Conduct. Aon advises the Committee on all aspects of senior executive remuneration. Since the IPO, Aon was appointed by the Committee following a competitive tender process, and has since been retained to assist with the drafting of the Remuneration Policy and has kept the Committee up to date on remuneration trends and corporate governance best practice. Aon does not have any other remuneration-unrelated connection with the Company and is considered to be independent by the Committee. During the year ended 31 December 2025, fees charged by Aon for advice provided to the Committee for 2025 amounted to $446k (year ended 31 December 2024: $459k).

Activity in the year

The Committee’s principal function is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the

Directors’ Remuneration Report (continued)

Parent Company’s shareholders. In applying the remuneration policy, and in constructing the remuneration arrangements for Executive Directors and senior employees, the Board, advised by the Committee, aims to provide remuneration packages that are competitive and designed to attract, retain and motivate Executive Directors and senior employees of the highest calibre.

The Committee is responsible for and considered, where applicable, during the year:

●	preparation of the proposed revised remuneration policy which will be put to a binding shareholder vote at the AGM to be held on 17 June 2026;
●	annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO;
●	evaluating the performance of the CEO in light of such corporate goals and objectives and recommending or determining the compensation of the CEO;
●	reviewing and recommending or determining the compensation of the Company’s other executive officers;
●	reviewing and establishing the Company’s overall management compensation, philosophy and policy;
●	overseeing and administering the Company’s compensation and similar plans;
●	retaining, approving the compensation, and overseeing the work of any compensation advisors;
●	reviewing and approving the Company’s policies and procedures for the grant of equity-based awards;
●	preparing the compensation committee report required by the SEC rules to be included in our annual proxy statement, and the directors’ remuneration policy and report as required under English law;
●	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, if required; and
●	reviewing and making recommendations to the Board with respect to director compensation.

The Committee is formally constituted and operates pursuant to a written charter, which is available on the Company’s website at https://investors.bicycletherapeutics.com/corporate-governance.

Directors’ Remuneration Report (continued)

Single total figure of directors’ remuneration — year ended 31 December 2025 (audited)

The total remuneration of the individual directors who served during the financial year, from 1 January 2025 to 31 December 2025, together with a comparison with the equivalent figure for the 2024 financial year is shown below. Total remuneration is the sum of emoluments plus Company pension contributions.

							Equity‑
		Base					based			Total	Total fixed	Total variable
		salary(1)/fees		Benefits		Bonus(3)	awards(4)	Pension(5)	Other(6)	remuneration	remuneration	remuneration
		$’000		$’000		$’000	$’000	$’000	$’000	$’000	$’000	$’000
Executive Directors
Kevin Lee	2025	862		3	(2)	544	1,725	92	154	3,380	2,836	544
	2024	760		3		653	1,392	82	—	2,890	2,237	653
Non‑Executive Directors(7)
Felix Baker	2025	89		—		—	62	—	—	151	151	—
	2024	44		—		—	262	—	—	306	306	—
Janice Bourque	2025	95		2	(9)	—	88	—	—	185	185	—
	2024	81		2		—	108	—	—	191	191	—
Roger Dansey	2025	41	(8)	—		—	90	—	—	131	131	—
	2024	—		—		—	—	—	—	—	—	—
Jose-Carlos Gutierrez-Ramos	2025	161	(10)	2	(9)	—	88	—	—	251	251	—
	2024	79		2		—	108	—	—	189	189	—
Hervé Hoppenot	2025	24		—		—	90	—	—	114	114	—
	2024	—		—		—	—	—	—	—	—	—
Richard Kender	2025	56		2	(9)	—	88	—	—	146	146	—
	2024	112		2		—	108	—	—	222	222	—
Pierre Legault	2025	130	(11)	2	(9)	—	175	—	—	307	307	—
	2024	383		2		—	217	—	—	602	602	—
Alessandro Riva	2025	54		—		—	115	—	—	169	169	—
	2024	—		—		—	—	—	—	—	—	—
Stephen Sands	2025	92		2	(9)	—	76	—	—	170	170	—
	2024	81		—		—	270	—	—	351	351	—
Charles Swanton	2025	66	(12)	—		—	93	—	—	159	159	—
	2024	—		—		—	—	—	—	—	—	—
Sir Gregory Winter	2025	65		—		—	88	—	—	153	153	—
	2024	65		2		—	108	—	—	175	175	—
Total	2025	1,735		13		544	2,778	92	154	5,316	4,772	544
	2024	1,605		13		653	2,573	82	—	4,926	4,273	653
(1)	The Executive Director’s salary is both set, and paid, in GBP, and the amount reflected for the year ended 31 December 2025 is based on a GBP : USD exchange rate of 1 : 1.3186 for the year ended 31 December 2025.
(2)	The Executive Director’s benefits included private health insurance, long term disability, critical illness and death in service benefits.
(3)	The annual bonus for 2025 was paid in cash in February 2026. The annual bonus for 2024 was paid in cash in February 2025.
(4)	There were no performance obligations linked to the equity-based awards. The value of equity-based awards in the form of options in the table is based on the market value of underlying shares at the date of grant, less the applicable exercise price. For the CEO and Non-Executive Directors this was nil because the exercise price is equal to the market value of the underlying shares at the date of grant. Refer to “Equity Incentive Plan” below. The value of equity based awards in the form of RSUs is based on the market value of the underlying shares on the date of grant. Share price appreciation did not impact the value of awards. No discretion was exercised, and the determination of the levels of awards were not impacted, as a result of share price appreciation.
(5)	Relates to pension and cash in lieu of pension.
(6)	Relates to tax-related reimbursements for the Executive Director in 2025.
(7)	Felix Baker was appointed on 18 April 2024. Stephen Sands was appointed on 20 February 2024. Alessandro Riva was appointed on 25 March 2025. Richard Kender and Pierre Legault did not stand for re-election at our 2025 Annual General Meeting and their terms on the Board expired effective immediately following our 2025 Annual General Meeting on 17 June 2025. Charles Swanton was appointed on 12 August 2025. Roger Dansey and Hervé Hoppenot were appointed on 8 September 2025.
(8)	Roger Dansey’s fees include $19k payable under a consultancy agreement with BicycleTx Limited, effective 1 November 2025. These fees were unpaid as of 31 December 2025.

Directors’ Remuneration Report (continued)

(9)	Relates to fees paid by the Company for tax return preparation services for certain directors during the years ended 31 December 2025.
(10)	Jose-Carlos Gutierrez-Ramos’ fees include $71k payable under a consultancy agreement with BicycleTx Limited, effective 19 May 2025, for services as the Chair of the Company’s Research & Innovation Advisory Board. These fees were unpaid as of 31 December 2025.
(11)	Pierre Legault’s fees include those payable under a consulting agreement between Stone Atlanta Estates LLC and Bicycle Therapeutics, Inc. dated 15 March 2019, pursuant to which such entity was paid $101k for Mr. Legault’s advisory services to the Company during the year ended 31 December 2025 through the end of his term on 17 June 2025 ($343k for the year ended 31 December 2024).
(12)	Charles Swanton’s fees include those payable under the consultancy services agreement between UCL Consultants Limited and BicycleTx Limited, effective 30 July 2024, pursuant to which such entity is owed $41k for the year ended 31 December 2025 for the period during which Dr. Swanton served as a member of the Board of Directors. These fees were unpaid as of 31 December 2025.

2025 Annual bonus (audited)

In 2025, the CEO’s annual bonus was based on corporate and personal objectives. The overall bonus outcome of 97% of target resulted in a total bonus pay out of $544k or 63% of the CEO’s base salary for the year ended 31 December 2025. The Committee is satisfied that the bonus pay-out for 2025 is appropriate, taking into account the wider stakeholder experience, particularly that of shareholders and employees, based on achievements versus goals that included the following for 2025: clinical development goals to progress our product candidates zelenectide pevedotin, nuzefatide pevedotin (formerly BT5528), and BT7480; research and development goals to advance our discovery programs, including our Bicycle® radioligands pipeline and radioisotope supply; and organizational goals including extending our cash runway. Full details of goals and performance against them will be disclosed when they are no longer considered commercially sensitive.

Equity Incentive Plan

Awards granted from 1 January 2025 to 31 December 2025 (audited)

The CEO and Chairman received the following equity-based awards under the EIP during the year from 1 January 2025 to 31 December 2025, as set forth in the table below:

					Face Value
					at Date
	Form of	Date of	Number of	Exercise	of Grant(1)	Expiry
	Award	Grant	Shares	Price $	$’000	Date	Vest Terms(5)
Executive Director
Kevin Lee(2)	Fair market value options	2 January 2025	308,000	14.00	—	2 January 2035	25% vest after one year, remaining shares vest in 36 equal monthly instalments
	RSUs	2 January 2025	123,200	—	1,725	—	25% vest after one year, remaining shares vest in 12 equal quarterly instalments
Chairman(3)
Felix Baker(4)	Fair market value options	2 January 2025	8,801	14.00	—	2 January 2035	Vest in four equal quarterly instalments
	RSUs	2 January 2025	4,400	—	62	—	Vest in four equal quarterly instalments
Pierre Legault(4)	Fair market value options	2 January 2025	25,000	14.00	—	2 January 2035	Vest in four equal quarterly instalments
	RSUs	2 January 2025	12,500	—	175	—	Vest in four equal quarterly instalments
(1)	The value of equity-based awards in the form of options in the table is based on the market value of the underlying shares at the date of grant, less the applicable exercise price. For awards in the form of options, this was nil because the exercise price is equal to the market value of the underlying shares at the date of grant. Awards in the form of RSUs are valued using the market value of the underlying shares at the date of grant. Upon vesting of RSUs, the holders are required to pay a nominal fee of £0.01 per share.
(2)	The Committee structured the mix of equity vehicles and relative weight assigned to each type of award granted to the CEO to motivate share price growth over the long-term through share options, which deliver value only if the share price increases, and to ensure some amount of value delivery through RSUs, which are complementary

Directors’ Remuneration Report (continued)

because they have upside potential but deliver some value even during periods of market or share price underperformance. In determining the number of options and RSUs to be granted to the CEO, the Committee took into account the ranges of awards value and grant sizes of companies in our peer group.
(3)	Richard Kender and Pierre Legault did not stand for re-election at our 2025 Annual General Meeting and their terms on the Board expired effective immediately following our 2025 Annual General Meeting on 17 June 2025. Pierre Legault served as Chairman of the Board of Directors until the expiration of his term on 17 June 2025. Felix Baker has served as Chairman of the Board of Directors since 17 June 2025.
(4)	Pursuant to and in accordance with the terms of our Amended and Restated Non-Employee Director Compensation Policy, Pierre Legault and Felix Baker were granted options and RSUs over ordinary shares as annual grants. Once vested the equity-based awards in the form of RSUs are no longer subject to forfeiture but the settlement is deferred until the earlier of (i) the date of the participants “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)); (ii) the date of the participant’s “disability” (as defined under Treasury Regulation Section 1.409A-3(i)(4)); (iii) the date of the participant’s death; or (iv) the date of a Change in Control (as defined in the EIP) that would also constitute a “change in control event” (as defined under Treasury Regulation Section 1.409A-3(i)(5)).
(5)	None of the awards granted are subject to performance-based conditions.

Pursuant to and in accordance with the terms of our Amended and Restated Non-Employee Director Compensation Policy, Non-Executive Directors also received the following equity-based awards during the year from 1 January 2025 to 31 December 2025, as set forth in the table below:

					Face
					Value
			Number of		at Date
	Form of	Date of	Shares	Exercise	of Grant(1)(2)	Expiry	Vest
Non‑Executive Director(2)	Award	Grant	Covered(3)	Price $	$’000	Date	Terms(4)
Janice Bourque	Fair market value options	2 January 2025	12,500	14.00	—	2 January 2035	Vest in four equal quarterly instalments
	RSUs	2 January 2025	6,250	—	88	—	Vest in four equal quarterly instalments
Roger Dansey	Fair market value options	8 September 2025	25,000	7.16	—	8 September 2035	Vest in three equal annual instalments
	RSUs	8 September 2025	12,500	—	90	—	Vest in three equal annual instalments
Jose-Carlos Gutierrez-Ramos	Fair market value options	2 January 2025	12,500	14.00	—	2 January 2035	Vest in four equal quarterly instalments
	RSUs	2 January 2025	6,250	—	88	—	Vest in four equal quarterly instalments
Hervé Hoppenot	Fair market value options	8 September 2025	25,000	7.16	—	8 September 2035	Vest in three equal annual instalments
	RSUs	8 September 2025	12,500	—	90	—	Vest in three equal annual instalments
Richard Kender	Fair market value options	2 January 2025	12,500	14.00	—	2 January 2035	Vest in four equal quarterly instalments
	RSUs	2 January 2025	6,250	—	88	—	Vest in four equal quarterly instalments
Alessandro Riva	Fair market value options	25 March 2025	25,000	9.20	—	25 March 2035	Vest in three equal annual instalments
	RSUs	25 March 2025	12,500	—	115	—	Vest in three equal annual instalments
Stephen Sands	Fair market value options	2 January 2025	10,787	14.00	—	2 January 2035	Vest in four equal quarterly instalments
	RSUs	2 January 2025	5,393	—	76	—	Vest in four equal quarterly instalments
Charles Swanton	Fair market value options	12 August 2025	25,000	7.46	—	12 August 2035	Vest in three equal annual instalments
	RSUs	12 August 2025	12,500	—	93	—	Vest in three equal annual instalments
Sir Gregory Winter	Fair market value options	2 January 2025	12,500	14.00	—	2 January 2035	Vest in four equal quarterly instalments
	RSUs	2 January 2025	6,250	—	88	—	Vest in four equal quarterly instalments

Directors’ Remuneration Report (continued)

(1)	The value of equity-based awards in the form of options in the table is based on the market value of the underlying shares at the date of grant, less the applicable exercise price. For awards in the form of options, this was nil because the exercise price is equal to the market value of the underlying shares at the date of grant. Awards in the form of RSUs are valued using the market value of the underlying shares at the date of grant. Upon vesting of RSUs, the holders are required to pay a nominal fee of £0.01 per share. For equity-based awards in the form of RSUs, settlement is deferred until the earlier of (i) the date of the participant’s “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)); (ii) the date of the participant’s “disability” (as defined under Treasury Regulation Section 1.409A-3(i)(4)); (iii) the date of the participant’s death; or (iv) the date of a Change in Control (as defined in the EIP) that also would constitute a “change in control event” (as defined under Treasury Regulation Section 1.409A-3(i)(5)).
(2)	On 25 March 2025, the Board appointed Alessandro Riva to the Board. On 12 August 2025, the Board appointed Charles Swanton to the Board. On 8 September 2025, the Board appointed Roger Dansey and Hervé Hoppenot to the Board. Pursuant to our Amended and Restated Non-Employee Director Compensation Policy, Dr. Riva, Dr. Swanton, Dr. Dansey and Mr. Hoppenot were granted options over 25,000 ordinary shares and RSUs over 12,500 ordinary shares in connection with their appointments.
(3)	Pursuant to and in accordance with the terms of our Amended and Restated Non-Employee Director Compensation Policy, save for Dr. Riva, Dr. Swanton, Dr. Dansey and Mr. Hoppenot, the Non-Executive Directors were granted options over 12,500 ordinary shares and RSUs over 6,250 ordinary shares as an annual grant. The annual grant for Mr. Sands was pro-rated based on his date of appointment to the Board in the prior year.
(4)	None of the awards granted are subject to performance-based conditions.

No subsequent changes were made to the exercise prices or vesting dates of options or vesting dates of awards in the form of RSUs granted to the CEO, Chairman or other Non-Executive Directors.

Statement of directors’ shareholding and share interests (audited)

Shareholdings for each director, who has held office during the period 1 January 2025 and 31 December 2025, are set out in the table below as at 31 December 2025 (together with interests held by his or her connected persons):

	Number of Shares		Number of Equity Awards
	Beneficially owned				Unvested
	shares as at				without
	31 December			Vested but	performance
	2025		Exercised/settled	unexercised	conditions	Total
Executive Director
Kevin Lee	287,703		—	1,231,932	609,567	2,129,202
Non‑Executive Directors
Felix Baker	30,323,301	(2)	—	25,201	24,000	30,372,502
Janice Bourque	10,750		—	125,250	—	136,000
Roger Dansey	—		—	—	37,500	37,500
Jose-Carlos Gutierrez-Ramos	10,750		—	90,250	—	101,000
Hervé Hoppenot	—		—	—	37,500	37,500
Richard Kender(1)	—		—	125,250	—	125,250
Pierre Legault(1)	21,500		—	326,639	—	348,139
Alessandro Riva	—		—	—	37,500	37,500
Stephen Sands	—		—	28,180	24,000	52,180
Charles Swanton	580		—	3,625	40,282	44,487
Sir Gregory Winter	174,677		—	93,250	—	267,927
(1)	Richard Kender and Pierre Legault did not stand for re-election at our 2025 Annual General Meeting and their terms on the Board expired effective immediately following our 2025 Annual General Meeting on 17 June 2025.
(2)	Includes 10,885,357 ADSs and 19,437,944 non-voting ordinary shares directly held by Felix Baker’s connected persons, 667, L.P. and Baker Brothers Life Sciences, L.P. (together with 667, L.P., the “Funds”). Felix Baker is a managing member of Baker Bros. Advisors (GP) LLC, the sole general partner of Baker Bros. Advisors LP. Pursuant to management agreements, as amended, the Funds’ respective general partners relinquished to Baker

Directors’ Remuneration Report (continued)

Bros. Advisors LP all discretion and authority with respect to the investment and voting power of the securities held by the Funds and thus Baker Bros. Advisors LP has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments.

There were no unvested shares or unvested equity awards with performance conditions. Details of changes in shareholdings for each director up to the date of this report are shown on page A-32.

Payments to former directors and for loss of office (audited)

No payments were made to former directors of the Company or in relation to loss of office were made.

Share ownership guidelines

In order to further align the interests of our leadership with those of our shareholders and advance our commitment to sound corporate governance, our Board implemented share ownership guidelines for our directors (and executive officers) in December 2024, as amended from time to time. Under our guidelines, our directors are expected to build up ownership of ordinary shares of the Company based on a multiple of base salary (for our CEO) or annual cash retainer (for Non-Executive Directors). Our CEO is expected to own shares valued at least three times his base salary, and Non-Executive Directors are expected to own shares valued at least three times their annual cash retainer. Share options and any unearned performance-based restricted share units are not included as shares held for the purposes of our share ownership guidelines. The guidelines took effect in 2025 and establish a five-year deadline for covered individuals to meet the ownership requirements by the later of (a) 4 January 2030 and (b) the date that is five years after the date that the individual became a covered individual under the guidelines.

Performance graph and table

The chart below shows the Parent Company’s Total Shareholder Return (“TSR”) performance compared with that of the NASDAQ Biotechnology Index from the date of the Parent Company’s listing on NASDAQ to 31 December 2025. The NASDAQ Biotechnology Index has been chosen as an appropriate comparator as it is the index of which the Parent Company is a constituent. TSR is defined as the return on investment obtained from holding a company’s shares over a year. It includes dividends paid, the change in the capital value of the shares and any other payments made to or by shareholders within the year.

Stock Price Performance Since IPO

Aligning pay with performance

The total remuneration figure for the CEO is shown in the table below, along with the value of bonuses paid, and SOP/EIP vesting, as a percentage of the maximum opportunity. As explained in the report in respect of the 2019 financial year, as 2019 was the first year reported since listing, it is not possible to provide meaningful comparative data for periods prior to that date.

Directors’ Remuneration Report (continued)

Chief Executive Officer	2019	2020	2021	2022	2023	2024	2025
Total remuneration ($000)	1,004	1,156	1,404	4,359	3,050	2,890	3,380
Actual bonus (% of the maximum)	63%	63%	72%	63%	54%	59%	43%
SOP/EIP vesting (% of the maximum)	100%	100%	100%	100%	100%	100%	100%

Percentage change in remuneration of the directors compared to all Company employees

The table below illustrates the increase in salary, benefits and annual bonus for each director who served from 1 January 2025 to 31 December 2025 and that of the Company’s employees as a whole as between the 2019 and 2025 financial years. BicycleTx Limited has been used as the comparator company instead of the Parent Company because BicycleTx Limited employs all U.K. employees. The outcome for employees of the Parent Company is also included to satisfy the statutory requirement but is shown as not applicable given the Parent Company does not itself have any employees. As explained in the report in respect of the 2019 financial year, 2019 was the first year reported since listing on NASDAQ. There was no change in remuneration of the CEO in that year and it was therefore not possible to provide meaningful comparative data for prior years.

	Percentage change 2019-2020			Percentage change 2020-2021			Percentage change 2021-2022			Percentage change 2022-2023			Percentage change 2023-2024			Percentage change 2024-2025
	Base			Base			Base			Base			Base			Base
	salary/			salary/			salary/			salary/			salary/			salary/
	fees	Benefits	Bonus	fees	Benefits	Bonus	fees	Benefits	Bonus	fees	Benefits	Bonus	fees	Benefits	Bonus	fees	Benefits	Bonus
Executive Directors
Kevin Lee	15%	100%	16%	14%	100%	31%	(1%)	(50%)	(13%)	6%	100%	(2%)	7%	50%	17%	14%	11%	(17%)
Non-Executive Directors
Felix Baker	—	—	—	—	—	—	—	—	—	—	—	—	100%	—	—	102%	—	—
Janice Bourque	117%	—	—	—	—	—	11%	—	—	9%	—	—	6%	100%	—	18%	—	—
Roger Dansey	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	100%	—	—
Jose-Carlos Gutierrez-Ramos	—	—	—	—	—	—	76%	—	—	5%	—	—	26%	100%	—	103%	—	—
Hervé Hoppenot	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	100%	—	—
Richard Kender	120%	—	—	—	—	—	5%	—	—	6%	—	—	4%	100%	—	(50%)	—	—
Pierre Legault	40%	—	—	6%	—	—	(1%)	—	—	5%	—	—	76%	100%	—	(66%)	—	—
Alessandro Riva	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	100%	—	—
Stephen Sands	—	—	—	—	—	—	—	—	—	—	—	—	100%	—	—	14%	100%	—
Charles Swanton	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	100%	—	—
Sir Gregory Winter	67%	—	—	—	—	—	38%	—	—	5%	—	—	13%	100%	—	—	(100%)	—
Average pay of employees of the Parent Company	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Average pay of employees of the Company as a whole	27%	7%	25%	10%	80%	35%	(29%)	(30%)	(21%)	9%	19%	—	6%	24%	7%	9%	42%	(11%)

Non-Executive Directors did not receive fees for the period prior to the IPO on NASDAQ in May 2019. Roger Dansey and Hervé Hoppenot were appointed on 8 September 2025. Charles Swanton was appointed on 12 August 2025. Richard Kender and Pierre Legault did not stand for re-election at our 2025 Annual General Meeting and their terms on the Board expired effective immediately following our 2025 Annual General Meeting on 17 June 2025. Alessandro Riva was appointed on 25 March 2025. Felix Baker was appointed on 18 April 2024. Stephen Sands was appointed on 20 February 2024. Jose-Carlos Gutierrez-Ramos was appointed on 17 March 2021. Janice Bourque was appointed during the course of 2019 with 2020 being her first full year in office.

Relative importance of spend on pay

The table below illustrates the Company’s expenditure on employee pay in comparison to total expenditure on research and development. These costs are included in the disclosures in notes 6 and 9 in the notes to the financial statements.

	2024	2025	% change
Total expenditure on research and development ($’000)(1)	171,208	229,171	34%
Total employee pay expenditure ($’000)(2)(3)	109,481	119,722	9%
(1)	The Committee considers the Company’s research and development expenditure relative to salary expenditure for all employees, to be the most appropriate metric for assessing overall spend on pay due to the nature and stage of the Company’s business. Total expenditure on research and development includes certain employee pay expenditure including wages and salaries, social security costs and other pension costs.

Directors’ Remuneration Report (continued)

(2)	Total employee pay expenditure includes wages and salaries, social security costs, pension contributions, bonus, equity compensation plans and termination benefits.
(3)	No distributions to shareholders were made.

Statement of implementation of remuneration policy in 2026

Annual base salary

The annual base salary of the CEO is shown in the table below:

	Base salary	Base salary
	2025	2026
	$’000	$’000
Executive Directors
Kevin Lee	821	910

Kevin Lee’s salary has been both set, and paid, in GBP. Accordingly, Kevin Lee’s annual base salary was GBP 654k effective on and from 1 January 2025 and will be GBP 677k on and from 1 January 2026. The Committee determined the change in base salary for Kevin Lee based on input from Aon, including a benchmarking analysis against comparable companies. For consistency and ease of comparison, we will continue to provide disclosures in USD (converted by reference to the GBP : USD exchange rate on 31 December 2025 of 1 : 1.34384 (31 December 2024: 1.25511)).

Benefits and pension

In 2026, Executive Directors are eligible for the same benefits (such as health insurance) as provided to all senior employees in the jurisdiction in which they reside. In the U.K., where the CEO is based, this means that employer pension contributions are 12% of base salary for Executive Directors and employees with job title of ‘director’ and above and 10% for all other employees (or, in each case, cash equivalent at the election of the relevant employee).

Bonus

The CEO is eligible for a target bonus of 65% base salary in 2026, with final payout of up to 146% of base salary in the event of ‘stretch’ performance being achieved. The bonus will be paid in cash or in an equity award, as may be agreed between the Executive Director and the Committee, and subject to the achievement of a number of corporate and personal objectives determined by the Committee.

Specific corporate and personal objectives are commercially sensitive and therefore are not disclosed in advance. However, full details of the targets and performance against them will be disclosed when they are no longer considered commercially sensitive.

Equity Incentive Plan

The Company granted the following equity incentive awards to directors and the Chairman in 2026 up to the date of this directors’ remuneration report under the Equity Incentive Plan. These grants are a mix of RSUs and market value options.

Directors’ Remuneration Report (continued)

					Face
					Value
			Number of		at Date
	Form of	Date of	Shares	Exercise	of Grant	Expiry
Director	Award	Grant	Covered	Price $(1)	$’000(2)	Date	Vest Terms(3)
Kevin Lee	Fair market value options	2 January 2026	330,000	7.08	—	2 January 2036	25% vest after one year, remaining shares vest in 36 equal monthly instalments
Felix Baker	Fair market value options	2 January 2026	38,000	7.08	—	2 January 2036	Vest in four equal quarterly instalments
Janice Bourque	Fair market value options	2 January 2026	19,000	7.08	—	2 January 2036	Vest in four equal quarterly instalments
Roger Dansey	Fair market value options	2 January 2026	6,065	7.08	—	2 January 2036	Vest in four equal quarterly instalments
Jose-Carlos Gutierrez-Ramos	Fair market value options	2 January 2026	19,000	7.08	—	2 January 2036	Vest in four equal quarterly instalments
Hervé Hoppenot	Fair market value options	2 January 2026	6,065	7.08	—	2 January 2036	Vest in four equal quarterly instalments
Alessandro Riva	Fair market value options	2 January 2026	14,761	7.08	—	2 January 2036	Vest in four equal quarterly instalments
Stephen Sands	Fair market value options	2 January 2026	19,000	7.08	—	2 January 2036	Vest in four equal quarterly instalments
Charles Swanton	Fair market value options	2 January 2026	7,453	7.08	—	2 January 2036	Vest in four equal quarterly instalments
Sir Gregory Winter	Fair market value options	2 January 2026	19,000	7.08	—	2 January 2036	Vest in four equal quarterly instalments
Kevin Lee	Restricted share units	2 January 2026	165,000	—	1,168	—	25% vest after one year, remaining shares vest in 12 equal quarterly instalments
Felix Baker	Restricted share units	2 January 2026	19,000	—	135	—	Vest in four equal quarterly instalments
Janice Bourque	Restricted share units	2 January 2026	9,500	—	67	—	Vest in four equal quarterly instalments
Roger Dansey	Restricted share units	2 January 2026	3,032	—	21	—	Vest in four equal quarterly instalments
Jose-Carlos Gutierrez-Ramos	Restricted share units	2 January 2026	9,500	—	67	—	Vest in four equal quarterly instalments
Hervé Hoppenot	Restricted share units	2 January 2026	3,032	—	21	—	Vest in four equal quarterly instalments
Alessandro Riva	Restricted share units	2 January 2026	7,380	—	52	—	Vest in four equal quarterly instalments
Stephen Sands	Restricted share units	2 January 2026	9,500	—	67	—	Vest in four equal quarterly instalments
Charles Swanton	Restricted share units	2 January 2026	3,726	—	26	—	Vest in four equal quarterly instalments
Sir Gregory Winter	Restricted share units	2 January 2026	9,500	—	67	—	Vest in four equal quarterly instalments
(1)	For options, exercise price is equal to the market value of the underlying shares at the date of grant.
(2)	The value of equity-based awards in the table is based on the market value of underlying shares at the date of grant, less the applicable exercise price (if any). This was nil for fair market value options because the exercise price is equal to the market value of the underlying shares at the date of grant. Awards in the form of RSUs are valued using the market value of the underlying shares at the date of grant. Upon settlement of RSUs, the holders are required to pay a nominal fee of £0.01 per share.
(3)	The Committee may, in its sole discretion, provide for deferred settlement of RSUs awarded to Non-Executive Directors.

No other grants are currently proposed for 2026.

Non-Executive Directors’ fees

Non-Executive Directors will receive the following annual fees for 2026, which will be paid in cash, as follows. These have been increased from the 2025 fees following review and benchmarking against our peers:

Directors’ Remuneration Report (continued)

Fees
(effective from 1 January 2026)
000s
Base fee:
Board Chair	$80
Board member	$45
Additional fees:
Audit Committee Chair	$20
Audit Committee member	$10
Compensation Committee Chair	$15
Compensation Committee member	$7.5
Nominating and Corporate Governance Committee Chair	$10
Nominating and Corporate Governance Committee member	$5
Scientific Committee Chair	$15
Scientific Committee member	$7.5
Clinical Strategy Committee Chair	$15
Clinical Strategy Committee member	$7.5

Non-Executive Director fees may be paid in GBP, USD, or a combination depending on the personal situation of each Non-Executive Director.

Non-Executive Directors will not be eligible to participate in any performance-based incentive plans.

Each Non-Executive Director will also be entitled to reimbursement of reasonable expenses and reimbursement of fees for tax advice associated with completion of international tax returns and, if relevant, any gross-up for tax due to their role as a Bicycle Therapeutics plc Non-Executive Director.

Shareholder voting on remuneration matters at AGM

The table below sets out the votes cast at our AGM in June 2025 in respect of the previous Directors’ Remuneration Report and the votes cast at our AGM in June 2023 in respect of the Directors’ Remuneration Policy.

	Votes for		Votes against		Votes withheld
	%	Number	%	Number	Number
Directors’ Remuneration Report	96.47	47,393,255	3.53	1,733,604	8,200
Directors’ Remuneration Policy	92.97	26,075,659	7.03	1,971,866	9,396

On behalf of the Board

Janice Bourque
Chair of the Compensation Committee
, 2026

MR A SAMPLE < DESIGNATION> SAMPLE STREET SAMPLE TOWN SAMPLE CITY SAMPLE COUNTY AA11 1AA MR A SAMPLE < Designation> Additional Holder 1 Additional Holder 2 Additional Holder 3 Additional Holder 4 Form of Proxy - Annual General Meeting to be held on June 17, 2026 Kindly Note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions. Explanatory Notes: 1. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his or her proxy to exercise all or any of his or her rights, to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his or her discretion as to whether, and if so how, he or she votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he or she votes). 2. To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar's helpline on 0370 703 0031 or you may photocopy this form. Please indicate in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. 3. The ''Vote Withheld'' option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a 'Vote Withheld' is not a vote in law and will not be counted in the calculation of the proportion of the votes ''For'' and ''Against'' a resolution. 4. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at close of business on the day which is two days before the day of the meeting. Changes to entries on the Register of ReallyReallyReallyReallyLongWord reallyLongword andmore Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting. 5. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via a designated voting platform, any such messages must be received by the issuer's agent prior to the specified deadline within the relevant system. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the relevant designated voting platform) from which the issuer's agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent via a designated voting platform in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. 6. The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar's helpline on 0370 703 0031 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service. 7. Any alterations made to this form should be initialled. 8. The completion and return of this form will not preclude a member from attending the meeting and voting in person. To be effective, all proxy appointments must be lodged with the Company’s Registrars at: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by June 15, 2026 at 2:00 pm London time (9:00 am Eastern Daylight Time). The notice of annual general meeting and accompanying proxy statement, the 2025 U.K. annual report and the annual report on Form 10-K are available for you to review at www.bicycletherapeutics.com Cast your Proxy online...It's fast, easy and secure! www.investorcentre.co.uk/eproxy You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown opposite and agree to certain terms and conditions. Additional Holders: ADDITIONAL HOLDER 1 ADDITIONAL HOLDER 2 ADDITIONAL HOLDER 3 ADDITIONAL HOLDER 4 Attendance Card Please bring this card with you to the Meeting and present it at Shareholder registration/accreditation. This proxy is solicited by the Board of Directors. The Chairman of Bicycle Therapeutics plc invites you to attend the Annual General Meeting of the Company to be held at Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge CB21 6GS, United Kingdom on June 17, 2026 at 2:00 pm London time (9:00 am Eastern Daylight Time). C0000000000  Shareholder Reference Number Please detach this portion before posting this proxy form. Register at www.investorcentre.co.uk - elect for electronic communications & manage your shareholding online! PIN: 1245 SRN: C0000000000 Control Number: 921418 193579_254566_MAIL/000001/000001/SG625/i1 *00000101010010* 000001

Poll Card Signature Form of Proxy Please complete this box only if you wish to appoint a third party proxy other than the Chairman. Please leave this box blank if you want to select the Chairman. Do not insert your own name(s). I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the Annual General Meeting of Bicycle Therapeutics plc to be held at Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge CB21 6GS, United Kingdom on June 17, 2026 at 2:00 pm London time (9.00 am Eastern Daylight Time), and at any adjourned meeting. * For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front). Please mark here to indicate that this proxy appointment is one of multiple appointments being made. I/We instruct my/our proxy as indicated on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting. Signature Date In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary).  C0000000000 Ordinary Resolutions For Against Vote Withheld 1, To re-elect as a director Felix Baker, who retires in accordance with the Articles of Association. 2. To re-elect as a director Hervé Hoppenot, who retires in accordance with the Articles of Association. 3. To approve, on advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement. 4. To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our independent registered public accounting firm for the year ending December 31, 2026. 5. To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders. 6. To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2026. 7. To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2025 (the "2025 U.K. Annual Report"). 8. To approve our directors’ remuneration report for the year ended December 31, 2025 which is set forth as Annex A to the proxy statement (excluding the directors' remuneration policy set out on pages A-3 to A-22 of the directors' remuneration report and referenced in Proposal 9). 9. To approve the directors' remuneration policy, which is set out on pages A-3 to A-22 of Annex A to the proxy statement. Ordinary Resolutions For Against Vote Withheld 1, To re-elect as a director Felix Baker, who retires in accordance with the Articles of Association. 2. To re-elect as a director Hervé Hoppenot, who retires in accordance with the Articles of Association. 3. To approve, on advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement. 4. To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our independent registered public accounting firm for the year ending December 31, 2026. 5. To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders. For Against Vote Withheld 6. To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2026. 7. To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2025 (the "2025 U.K. Annual Report"). 8. To approve our directors’ remuneration report for the year ended December 31, 2025 which is set forth as Annex A to the proxy statement (excluding the directors' remuneration policy set out on pages A-3 to A-22 of the directors' remuneration report and referenced in Proposal 9). 9. To approve the directors' remuneration policy, which is set out on pages A-3 to A-22 of Annex A to the proxy statement. Intention To Attend Please indicate if you intend to attend the AGM. H 6 7 4 0 7 B Y C To be completed only at the AGM if a Poll is called. * Please use a black pen. Mark with an X inside the box as shown in this example. In the case of a Corporation, a letter of representation will be required (in accordance with S323 of the Companies Act 2006) unless this has already been lodged at registration.